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                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - -x
                                                       :
                                                       : Chapter 11
In re:                                                 :
                                                       : Case No. 01-11490 (MFW)
       HAYES LEMMERZ INTERNATIONAL, INC., et al.,      :
                                                       : Jointly Administered
                           Debtors.                    :

- - - - - - - - - - - - - - - - - - - - - - - - - - - -x

               MODIFIED FIRST AMENDED JOINT PLAN OF REORGANIZATION
             OF HAYES LEMMERZ INTERNATIONAL, INC. AND ITS AFFILIATED
             DEBTORS AND DEBTORS IN POSSESSION, AS FURTHER MODIFIED

                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                                 J. Eric Ivester
                                 Stephen D. Williamson
                                 333 West Wacker Drive
                                 Chicago, Illinois 60606-1285

                                         - and -

                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 Anthony W. Clark (No. 2051)
                                 Grenville R. Day (No. 3721)
                                 One Rodney Square
                                 P.O. Box 636
                                 Wilmington, Delaware 19899-0636

                                 Counsel for Debtors and Debtors in Possession

Dated: April 9, 2003

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                                TABLE OF CONTENTS

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INTRODUCTION..........................................................................      A-1

ARTICLE I

     DEFINITIONS, RULES OF INTERPRETATION,
     AND COMPUTATION OF TIME..........................................................      A-3
     A.    Scope of Definitions.......................................................      A-3
     B.    Definitions................................................................      A-3
            1.1   "503 Deadline"......................................................      A-3
            1.2   "8.25% Subordinated Notes"..........................................      A-3
            1.3   "8.25% Subordinated Notes Indenture"................................      A-3
            1.4   "8.25% Subordinated Notes Indenture Trustee"........................      A-3
            1.5   "9.125% Subordinated Notes".........................................      A-3
            1.6   "9.125% Subordinated Notes (due June 2007)".........................      A-3
            1.7   "9.125% Subordinated Notes (due July 2007)".........................      A-4
            1.8   "9.125% Subordinated Notes Indenture (due June 2007)"...............      A-4
            1.9   "9.125% Subordinated Notes Indenture (due July 2007)"...............      A-4
           1.10   "9.125% Subordinated Notes Indentures"..............................      A-4
           1.11   "9.125% Subordinated Notes Indenture Trustee".......................      A-4
           1.12   "11% Subordinated Notes"............................................      A-4
           1.13   "11% Subordinated Notes Indenture"..................................      A-4
           1.14   "11% Subordinated Notes Indenture Trustee"..........................      A-4
           1.15   "Ad Hoc Prepetition Lender Steering Committee"......................      A-4
           1.16   "Additional Equity Modification"....................................      A-5
           1.17   "Administrative Claim"..............................................      A-5
           1.18   "Affiliates"........................................................      A-5
           1.19   "Allowed Claim".....................................................      A-5
           1.20   "Allowed Class _ Claim".............................................      A-5
           1.21   "Amended and Restated"..............................................      A-5
           1.22   "Apollo"............................................................      A-5
           1.23   "Asset Transfer Modification".......................................      A-5
           1.24   "Avoidance Claims"..................................................      A-6
           1.25   "Ballot"............................................................      A-6
           1.26   "Bank Agent"........................................................      A-6
           1.27   "Bankruptcy Code"...................................................      A-6
           1.28   "Bankruptcy Court"..................................................      A-6
           1.29   "Bankruptcy Rules"..................................................      A-6
           1.30   "Bar Date"..........................................................      A-6
           1.31   "Bar Date Order"....................................................      A-6
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                                      A-i

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           1.32   "BMO"...............................................................      A-6
           1.33   "BMO-Bowling Green Synthetic Lease".................................      A-6
           1.34   "BMO-Bowling Green Synthetic Lease Property"........................      A-7
           1.35   "BMO Capital".......................................................      A-7
           1.36   "BMO-Northville Synthetic Lease"....................................      A-7
           1.37   "BMO-Northville Synthetic Lease Property"...........................      A-7
           1.38   "BMO Synthetic Leases"..............................................      A-7
           1.39   "BMO Synthetic Lease Claim".........................................      A-7
           1.40   "BMO Synthetic Lease Properties"....................................      A-7
           1.41   "BMO Synthetic Lease Secured Claim".................................      A-7
           1.42   "BMO Synthetic Lessors".............................................      A-7
           1.43   "Business Day"......................................................      A-7
           1.44   "Capped Adequate Protection Payments"...............................      A-7
           1.45   "Cash"..............................................................      A-8
           1.46   "Causes of Action"..................................................      A-8
           1.47   "CBL"...............................................................      A-8
           1.48   "CBL-Air Conditioner Synthetic Lease"...............................      A-8
           1.49   "CBL-Other Equipment Synthetic Lease"...............................      A-8
           1.50   "CBL Synthetic Leases"..............................................      A-8
           1.51   "CBL Synthetic Lease Claim".........................................      A-8
           1.52   "CBL Synthetic Lease Equipment".....................................      A-8
           1.53   "CBL Synthetic Lease Secured Claim".................................      A-8
           1.54   "CMI-Quaker Alloy"..................................................      A-8
           1.55   "Certificate".......................................................      A-8
           1.56   "Chapter 11 Case(s)"................................................      A-9
           1.57   "Claim".............................................................      A-9
           1.58   "Claimholder".......................................................      A-9
           1.59   "Claims Agent"......................................................      A-9
           1.60   "Claims Objection Deadline".........................................      A-9
           1.61   "Class".............................................................      A-9
           1.62   "Class 5 Trust Distribution Amount".................................      A-9
           1.63   "Class 6 Trust Distribution Amount".................................      A-9
           1.64   "Class 7 Trust Distribution Amount".................................      A-9
           1.65   "Class 8a Trust Distribution Amount"................................      A-9
           1.66   "Class 8b Trust Distribution Amount"................................     A-10
           1.67   "Compromise Equity Value"...........................................     A-10
           1.68   "Confirmation Date".................................................     A-10
           1.69   "Confirmation Hearing"..............................................     A-10
           1.70   "Confirmation Hearing Notice".......................................     A-10
           1.71   "Confirmation Order"................................................     A-10
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            1.72  "Continuing Indemnitees"............................................     A-10
            1.73  "Creditors' Committee"..............................................     A-10
            1.74  "Cure"..............................................................     A-10
            1.75  "D&O Claims"........................................................     A-11
            1.76  "D&O Insurance".....................................................     A-11
            1.77  "DIP Agent".........................................................     A-11
            1.78  "DIP Credit Agreement"..............................................     A-11
            1.79  "DIP Facility"......................................................     A-11
            1.80  "DIP Facility Claim"................................................     A-11
            1.81  "DIP Facility Order"................................................     A-11
            1.82  "DIP Lenders".......................................................     A-11
            1.83  "Deficiency Claim"..................................................     A-11
            1.84  "Disallowed Claim"..................................................     A-11
            1.85  "Disbursing Agent"..................................................     A-12
            1.86  "Disclosure Statement"..............................................     A-12
            1.87  "Disputed Claim"....................................................     A-12
            1.88  "Distribution Date".................................................     A-12
            1.89  "Distribution Reserve"..............................................     A-12
            1.90  "Dresdner"..........................................................     A-12
            1.91  "Dresdner Synthetic Lease"..........................................     A-12
            1.92  "Dresdner Synthetic Lease Claim"....................................     A-12
            1.93  "Dresdner Synthetic Lease Property".................................     A-12
            1.94  "Dresdner Synthetic Lease Secured Claim"............................     A-13
            1.95  "ERISA".............................................................     A-13
            1.96  "Effective Date"....................................................     A-13
            1.97  "Emergence Share Price".............................................     A-13
            1.98  "Employee Retention Plan"...........................................     A-13
            1.99  "Estates"...........................................................     A-13
           1.100  "Exchange Act"......................................................     A-13
           1.101  "Exhibit"...........................................................     A-13
           1.102  "Exhibit Filing Date"...............................................     A-13
           1.103  "Existing Securities"...............................................     A-13
           1.104  "Expense Advance"...................................................     A-13
           1.105  "Face Amount".......................................................     A-14
           1.106  "Fee and Expense Adequate Protection Payments"......................     A-14
           1.107  "Final Order".......................................................     A-14
           1.108  "Fiscal Year".......................................................     A-14
           1.109  "Foreign Affiliate Adequate Protection Payments"....................     A-14
           1.110  "General Unsecured Claim"...........................................     A-14
           1.111  "Golden and Hall Settlement Agreements and Judgments"...............     A-14
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           1.112  "HLI"...............................................................     A-15
           1.113  "HLI Creditor Trust"................................................     A-15
           1.114  "HLI-Funding Corp.".................................................     A-15
           1.115  "HLI-Funding LLC"...................................................     A-15
           1.116  "HLI-Import"........................................................     A-15
           1.117  "HLI-Netherlands"...................................................     A-15
           1.118  "Holdback Amount"...................................................     A-15
           1.119  "Holdback Escrow Account"...........................................     A-15
           1.120  "Impaired"..........................................................     A-15
           1.121  "Indemnification Rights"............................................     A-15
           1.122  "Indemnitee"........................................................     A-16
           1.123  "Indenture(s)"......................................................     A-16
           1.124  "Initial Adequate Protection Payment"...............................     A-16
           1.125  "Insurance Coverage"................................................     A-16
           1.126  "Insured Workers' Compensation Programs"............................     A-16
           1.127  "Intercompany Claim"................................................     A-16
           1.128  "Intercreditor Agreement"...........................................     A-16
           1.129  "Interest"..........................................................     A-16
           1.130  "Interestholder"....................................................     A-16
           1.131  "Internal Revenue Code".............................................     A-16
           1.132  "Long Term Incentive Plan"..........................................     A-16
           1.133  "Merger"............................................................     A-17
           1.134  "Merger Agreement"..................................................     A-17
           1.135  "Michigan Workers' Compensation Programs"...........................     A-17
           1.136  "Miscellaneous Secured Claim".......................................     A-17
           1.137  "Motor Wheel SERP"..................................................     A-17
           1.138  "Net Trust Recoveries"..............................................     A-17
           1.139  "New Credit Facility"...............................................     A-17
           1.140  "New Common Stock"..................................................     A-17
           1.141  "New Holdco"........................................................     A-17
           1.142  "New Holding Company Formation".....................................     A-18
           1.143  "New Operating Company".............................................     A-18
           1.144  "New Parent Company"................................................     A-18
           1.145  "New Preferred Stock"...............................................     A-18
           1.146  "New Securities"....................................................     A-18
           1.147  "New Senior Notes...................................................     A-18
           1.148  "Noteholder"........................................................     A-18
           1.149  "Ohio Workers' Compensation Program"................................     A-18
           1.150  "Old Common Stock"..................................................     A-18
           1.151  "Old Common Stock Options"..........................................     A-19
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           1.152  "Other Priority Claim"..............................................     A-19
           1.153  "PBGC"..............................................................     A-19
           1.154  "Pension Plan"......................................................     A-19
           1.155  "Periodic Distribution Date"........................................     A-19
           1.156  "Person"............................................................     A-19
           1.157  "Petition Date".....................................................     A-19
           1.158  "Plan"..............................................................     A-19
           1.159  "Plan Schedules"....................................................     A-19
           1.160  "Postpetition Interest".............................................     A-19
           1.161  "Prepetition Agent".................................................     A-20
           1.162  "Prepetition Credit Agreement"......................................     A-20
           1.163  "Prepetition Credit Facility".......................................     A-20
           1.164  "Prepetition Credit Facility Secured Claim".........................     A-20
           1.165  "Prepetition Lenders"...............................................     A-20
           1.166  "Prepetition Lenders' Payment Amount"...............................     A-20
           1.167  "Priority Tax Claim"................................................     A-20
           1.168  "Pro Rata"..........................................................     A-20
           1.169  "Professional"......................................................     A-21
           1.170  "Professional Claim"................................................     A-21
           1.171  "Professional Fee Order"............................................     A-21
           1.172  "Projections".......................................................     A-21
           1.173  "Quarterly Adequate Protection Payments"............................     A-21
           1.174  "Record Date".......................................................     A-21
           1.175  "Reinstated" or "Reinstatement".....................................     A-21
           1.176  "Released Parties"..................................................     A-22
           1.177  "Remaining Senior Note Proceeds"....................................     A-22
           1.178  "Reorganized HLI Stock".............................................     A-22
           1.179  "Reorganized Debtors"...............................................     A-22
           1.180  "Reorganized . . .".................................................     A-22
           1.181  "Reorganizing Debtors"..............................................     A-22
           1.182  "Restructuring Transaction(s)"......................................     A-22
           1.183  "Retained Actions"..................................................     A-23
           1.184  "Retained Avoidance Claims".........................................     A-23
           1.185  "Retiree Medical Programs"..........................................     A-23
           1.186  "SEC"...............................................................     A-23
           1.187  "Scheduled".........................................................     A-23
           1.188  "Schedules".........................................................     A-23
           1.189  "Secured Claim".....................................................     A-23
           1.190  "Security"..........................................................     A-23
           1.191  "Securities Act"....................................................     A-23
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           1.192  "Senior Note Claims"................................................     A-24
           1.193  "Senior Notes"......................................................     A-24
           1.194  "Senior Notes Indenture"............................................     A-24
           1.195  "Senior Notes Indenture Trustee"....................................     A-24
           1.196  "Series A Warrants".................................................     A-24
           1.197  "Series B Warrants".................................................     A-25
           1.198  "Servicer"..........................................................     A-25
           1.199  "Short Term Incentive Plan".........................................     A-25
           1.200  "Solicitation Procedures Order".....................................     A-25
           1.201  "Subordinated Debt Securities Claim"................................     A-26
           1.202  "Subordinated Equity Securities Claim"..............................     A-26
           1.203  "Subordinated Securities Claim".....................................     A-26
           1.204  "Subordinated Note Claims"..........................................     A-26
           1.205  "Subordinated Notes"................................................     A-26
           1.206  "Subordinated Notes Indentures".....................................     A-26
           1.207  "Subordinated Notes Indenture Trustees".............................     A-26
           1.208  "Synthetic Leases"..................................................     A-26
           1.209  "Synthetic Lease Claims"............................................     A-26
           1.210  "Synthetic Lease Property"..........................................     A-26
           1.211  "Synthetic Lessors".................................................     A-26
           1.212  "Synthetic Lessors Secured Claim"...................................     A-27
           1.213  "Trust Advisory Board"..............................................     A-27
           1.214  "Trust Agreement"...................................................     A-27
           1.215  "Trust Assets"......................................................     A-27
           1.216  "Trust Avoidance Claims"............................................     A-27
           1.217  "Trust Claims"......................................................     A-27
           1.218  "Trust Expenses"....................................................     A-27
           1.219  "Trust Recoveries"..................................................     A-27
           1.220  "Trustee"...........................................................     A-27
           1.221  "Unimpaired"........................................................     A-27
           1.222  "Unsecured Notes"...................................................     A-27
           1.223  "Voting Deadline"...................................................     A-28
           1.224  "Warrants"..........................................................     A-28
           1.225  "Workers' Compensation Programs"....................................     A-28
     C.    Rules of Interpretation....................................................     A-28
     D.    Computation of Time........................................................     A-28
     E.    Exhibits...................................................................     A-28
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ARTICLE II

     ADMINISTRATIVE EXPENSES
     AND PRIORITY TAX CLAIMS..........................................................     A-29
           2.1    Administrative Claims...............................................     A-29
           2.2    Priority Tax Claims.................................................     A-29

ARTICLE III

     CLASSIFICATION OF CLAIMS AND INTERESTS...........................................     A-30
           3.1    Introduction........................................................     A-30
           3.2    Unimpaired Class of Claims..........................................     A-30
           3.3    Impaired Classes of Claims..........................................     A-30
                  (a)    Class 2 - Prepetition Credit Facility Secured Claims.........     A-30
                  (b)    Class 3 - Synthetic Lessor Secured Claims....................     A-30
                  (c)    Class 4 - Miscellaneous Secured Claims.......................     A-31
                  (d)    Class 5 - Senior Note Claims.................................     A-31
                  (e)    Class 6 - Subordinated Note Claims...........................     A-31
                  (f)    Class 7 - General Unsecured Claims...........................     A-31
                  (g)    Class 8 - Subordinated Securities Claims.....................     A-31
           3.4    Impaired Class of Interests.........................................     A-31

ARTICLE IV

     PROVISIONS FOR TREATMENT OF
     CLAIMS AND INTERESTS.............................................................     A-32
           4.1    Class 1 (Other Priority Claims).....................................     A-32
           4.2    Class 2 (Prepetition Credit Facility Secured Claims)................     A-32
           4.3    Class 3a (BMO Synthetic Lease Secured Claims).......................     A-33
                  (a)    BMO Synthetic Lease Secured Claims with
                         Respect to the BMO-Bowling Green Synthetic Lease.............     A-33
                  (b)    BMO Synthetic Lease Secured Claims with
                         Respect to the BMO-Northville Synthetic Lease................     A-34
                  (c)    Allowed Unsecured Claim......................................     A-35
                  (d)    Adequate Protection/Administrative Claim.....................     A-36
           4.4    Class 3b (CBL Synthetic Lease Secured Claims).......................     A-36
                  (a)    CBL Synthetic Lease Secured Claims with
                         Respect to the CBL-Air Conditioner Synthetic Lease...........     A-36
                  (b)    CBL Synthetic Lease Secured Claims with
                         Respect to the CBL-Other Equipment Synthetic Lease...........     A-36
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            4.5     Class 3c (Dresdner Synthetic Lease Secured Claims)...........     A-37
            4.6     Class 4 (Miscellaneous Secured Claims).......................     A-37
            4.7     Class 5 (Senior Note Claims).................................     A-38
            4.8     Class 6 (Subordinated Note Claims)...........................     A-38
            4.9     Class 7 (General Unsecured Claims)...........................     A-39
           4.10     Class 8a (Subordinated Debt Securities Claims)...............     A-40
           4.11     Class 8b (Subordinated Equity Securities Claims).............     A-40
           4.12     Class 9 (Interests in HLI)...................................     A-40
           4.13     Intercompany Claims..........................................     A-41
           4.14     Reservation of Rights........................................     A-41

ARTICLE V

     ACCEPTANCE OR REJECTION OF THE PLAN;
     EFFECT OF REJECTION BY ONE OR MORE
     IMPAIRED CLASSES OF CLAIMS OR INTERESTS.....................................     A-41
            5.1     Impaired Classes of Claims and Interests Entitled to Vote....     A-41
            5.2     Presumed Acceptances by Unimpaired Classes...................     A-42
            5.3     Classes Deemed to Reject Plan................................     A-42
            5.4     Confirmation Pursuant to Section 1129(b) of the Bankruptcy
                    Code ........................................................     A-42
            5.5     Confirmability and Severability of a Plan....................     A-42

ARTICLE VI

     MEANS FOR IMPLEMENTATION OF THE PLAN........................................     A-42
            6.1     Continued Corporate Existence................................     A-42
            6.2     Corporate Action.............................................     A-43
            6.3     Certificate of Incorporation and Bylaws......................     A-43
            6.4     Cancellation of Existing Securities and Agreements...........     A-43
            6.5     New Holding Company Formation................................     A-44
            6.6     Directors and Officers.......................................     A-46
            6.7     Employment, Retirement, Indemnification and Other
                    Agreements and Incentive Compensation Programs...............     A-47
            6.8     Continuation of Workers' Compensation Programs...............     A-49
            6.9     Implementation of the Long Term Incentive Program............     A-49
           6.10     Termination of the Motor Wheel SERP..........................     A-50
           6.11     Enforcement of Subordination Provisions/Intercreditor
                    Agreements ..................................................     A-50
           6.12     Issuance of New Securities...................................     A-50
           6.13     Post-Effective Date Financing................................     A-51
           6.14     Restructuring Transactions...................................     A-51
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           6.15     Preservation of Causes of Action.............................     A-52
           6.16     Effectuating Documents; Further Transactions.................     A-52

ARTICLE VII

     UNEXPIRED LEASES AND EXECUTORY CONTRACTS....................................     A-52
            7.1     Assumed Contracts and Leases.................................     A-52
            7.2     Rejected Contracts and Leases................................     A-53
            7.3     Payments Related to Assumption of
                    Executory Contracts and Unexpired Leases.....................     A-53
            7.4     Rejection Damages Bar Date...................................     A-54

ARTICLE VIII

     PROVISIONS GOVERNING DISTRIBUTIONS..........................................     A-54
            8.1     Time of Distributions........................................     A-54
            8.2     No Interest on Claims........................................     A-54
            8.3     Disbursing Agent.............................................     A-55
            8.4     Surrender of Securities or Instruments.......................     A-55
            8.5     Instructions to Disbursing Agent.............................     A-55
            8.6     Services of Indenture Trustees, Agents and Servicers.........     A-55
            8.7     Record Date for Distributions to Prepetition
                    Lenders and Holders of Unsecured Notes.......................     A-56
            8.8     Claims Administration Responsibility.........................     A-56
            8.9     Delivery of Distributions....................................     A-56
           8.10     Procedures for Treating and Resolving
                    Disputed and Contingent Claims...............................     A-57
           8.11     Fractional Securities; Fractional Dollars....................     A-58

ARTICLE IX

     ALLOWANCE AND PAYMENT OF
     CERTAIN ADMINISTRATIVE CLAIMS...............................................     A-59
            9.1     DIP Facility Claim...........................................     A-59
            9.2     Professional Claims..........................................     A-59
            9.3     Substantial Contribution Compensation and Expenses Bar Date..     A-60
            9.4     Other Administrative Claims..................................     A-60
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                                      A-ix

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ARTICLE X

     HLI CREDITOR TRUST..........................................................     A-60
            10.1    Appointment of Trustee.......................................     A-60
            10.2    Assignment of Trust Assets to the HLI Creditor Trust.........     A-61
            10.3    The HLI Creditor Trust.......................................     A-61
            10.4    The Trust Advisory Board.....................................     A-63
            10.5    Funding of Expense Advance...................................     A-64
            10.6    Repayment of Expense Advance.................................     A-64
            10.7    Distributions of Trust Recoveries............................     A-64

ARTICLE XI

     EFFECT OF THE PLAN ON CLAIMS AND INTERESTS..................................     A-65
            11.1    Revesting of Assets..........................................     A-65
            11.2    Discharge of Reorganizing Debtors............................     A-65
            11.3    Compromises and Settlements..................................     A-66
            11.4    Release of Certain Parties...................................     A-66
            11.5    Setoffs......................................................     A-66
            11.6    Exculpation and Limitation of Liability......................     A-66
            11.7    Indemnification Obligations..................................     A-67
            11.8    Injunction...................................................     A-68
            11.9    Release by Holders of Claims or Interests....................     A-68
           11.10    Release by Debtors...........................................     A-68

ARTICLE XII

     CONDITIONS PRECEDENT........................................................     A-69
            12.1    Conditions to Confirmation...................................     A-69
            12.2    Conditions to Consummation...................................     A-69
            12.3    Waiver of Conditions to Confirmation or Consummation.........     A-71

ARTICLE XIII

     RETENTION OF JURISDICTION...................................................     A-72

                                                                                      PAGE
                                                                                      ----
ARTICLE XIV

     MISCELLANEOUS PROVISIONS....................................................     A-74
            14.1    Binding Effect...............................................     A-74
            14.2    Modification and Amendments..................................     A-74
            14.3    Authorization/Consent of Creditor Constituencies.............     A-74
            14.4    Withholding and Reporting Requirements.......................     A-74
            14.5    Allocation of Plan Distributions Between Principal and
                    Interest ....................................................     A-74
            14.6    Committees...................................................     A-75
            14.7    Revocation, Withdrawal, or Non-Consummation..................     A-75
            14.8    Severability of Plan Provisions..............................     A-75
            14.9    Notices......................................................     A-75
           14.10    Term of Injunctions or Stays.................................     A-78
           14.11    Governing Law................................................     A-78
           14.12    No Waiver or Estoppel........................................     A-78

                                    EXHIBITS

Exhibit A         List of Debtor Plan Proponents and Corresponding Bankruptcy Case Numbers

Exhibit B         Nonexclusive List of Retained Actions and Retained Avoidance Claims

Exhibit C         Form of HLI Creditor Trust Agreement

Exhibit D         Summary of Long Term Incentive Plan

Exhibit E         Form of Series A Warrant Agreement

Exhibit F         Form of Certificate of Incorporation

Exhibit G         Form of Bylaws

Exhibit H         Schedule of Rejected Unexpired Leases and Executory Contracts

Exhibit I         List of Officers and Directors of the Debtors Who Are Released Parties

Exhibit J         Form of Amended and Restated BMO-Northville Synthetic Lease

Exhibit K         Form of Amended and Restated CBL-Other Equipment Synthetic Lease

Exhibit L         Form of Amended and Restated Dresdner Synthetic Lease

Exhibit M         Form of Series B Warrant Agreement

Exhibit N         Exclusive List of Trust Avoidance Claims

Exhibit O         Summary of New Senior Notes

                                  INTRODUCTION

         Hayes Lemmerz International, Inc. ("HLI"), those of its direct and indirect subsidiaries incorporated pursuant to the laws of various states of the United States (the "U.S. Subsidiaries"), and one subsidiary incorporated in Mexico, Industrias Fronterizas, S.A. de C.V. ("HLI-Industrias" and, collectively with HLI and the U.S. Subsidiaries, the "Debtors"), as debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 reorganization cases, hereby propose the following reorganization plans for the resolution of the Debtors' outstanding creditor claims and equity interests. A list of the Debtors proposing plans and their corresponding case numbers is attached hereto as Exhibit A. Debtors CMI-Quaker Alloy, Inc. ("CMI-Quaker Alloy"), HLI Netherlands Holdings, Inc. ("HLI-Netherlands"), Hayes Lemmerz Funding Company, LLC ("HLI-Funding LLC"), Hayes Lemmerz Funding Corporation ("HLI-Funding Corp."), and Hayes Lemmerz International Import, Inc. ("HLI-Import") are not proposing plans and on the Effective Date (as defined herein) the Chapter 11 Cases (as defined herein) of such Debtors shall be deemed to be dismissed.

         With the exception of HLI-Industrias, none of HLI's subsidiaries incorporated outside of the United States has commenced a case under chapter 11 of the Bankruptcy Code (as defined herein) or similar proceedings in any other jurisdictions. These non-Debtor foreign subsidiaries continue to operate their businesses in the ordinary course of business outside of bankruptcy.

         Reference is made to the Disclosure Statement (as defined herein) for results of operations, projections for future operations, risk factors, a summary and analysis of the Plan and certain related matters. Other than CMI-Quaker Alloy, HLI-Netherlands, HLI-Funding LLC, HLI-Funding Corp. and HLI-Import, each of the Debtors (collectively, the "Reorganizing Debtors") is a proponent of a Plan contained herein within the meaning of section 1129 of the Bankruptcy Code. Capitalized terms used but not defined in this Introduction have the meanings ascribed to them in Article I of this Plan.

         The Plan contemplates that each of the Reorganizing Debtors will be reorganized entities after consummation of the Plan. Additionally, a new holding company structure will be created. The Plan further contemplates that holders of the Debtors' prepetition senior secured credit facility will receive a distribution of cash, a portion of the new equity securities to be issued by one or more of the Reorganized Debtors and, under certain circumstances, a portion of the notes that may be issued by the Reorganized Debtors as a high yield component of their exit financing. The remaining portion of new equity securities shall be distributed to the Reorganizing Debtors' unsecured creditors based on their relative priorities vis-B-vis the Reorganizing Debtors and other creditors. Existing holders of HLI common stock and stock options will receive no distribution on account of their existing equity interests in HLI.

         These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the District of Delaware. Immediately after consummation of the Plan, certain Debtors will be dissolved or merged (or combined in another form of transaction) with another Debtor as a means of implementing this Plan with respect to the Debtors. For voting and distribution purposes, the Plan contemplates separate classes for each Reorganizing Debtor. The distributions to be made to the claimants, in each of the classes of creditor claims and equity interests for each Reorganizing Debtor, are set forth in Article III herein.

         Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan may not be solicited from a Claimholder until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders and Interestholders. ALL CLAIMHOLDERS THAT ARE ELIGIBLE TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Articles XII and XIV of this Plan, the Debtors expressly reserve their right to alter, amend or modify this Plan, one or more times, before the Plan's substantial consummation.

                                    ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

A.       SCOPE OF DEFINITIONS

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

B.       DEFINITIONS

         1.1 "503 DEADLINE" shall have the meaning ascribed to it in Section hereof.

         1.2 "8.25% SUBORDINATED NOTES" means the 8.25% Senior Subordinated Notes due December 2008, dated as of December 14, 1998, as amended, in the aggregate principal amount of $250 million, issued by HLI pursuant to the 8.25% Subordinated Notes Indenture.

         1.3 "8.25% SUBORDINATED NOTES INDENTURE" means that certain indenture dated as of December 14, 1998, as amended, supplemented or otherwise modified prior to the Petition Date, by and between HLI and Wells Fargo Bank Minnesota, N.A., as successor indenture trustee, pursuant to which HLI issued the 8.25% Subordinated Notes.

         1.4 "8.25% SUBORDINATED NOTES INDENTURE TRUSTEE" means Wells Fargo Bank Minnesota, N.A., in its capacity as successor indenture trustee for the 8.25% Subordinated Notes pursuant to the 8.25% Subordinated Notes Indenture.

         1.5 "9.125% SUBORDINATED NOTES" means, collectively, the 9.125% Subordinated Notes (due June 2007) and the 9.125% Subordinated Notes (due July
2007).

         1.6 "9.125% SUBORDINATED NOTES (DUE JUNE 2007)" means the 9.125% Senior Subordinated Notes due June 2007, dated as of June 30, 1997, as amended, in the aggregate principal amount of $250 million, issued by HLI pursuant to the 9.125% Subordinated Notes Indenture (due June 2007).

         1.7 "9.125% SUBORDINATED NOTES (DUE JULY 2007)" means the 9.125% Senior Subordinated Notes due July 2007, dated as of July 15, 1997, as amended, in the aggregate principal amount of $150 million, issued by HLI pursuant to the 9.125% Subordinated Notes Indenture (due July 2007).

         1.8 "9.125% SUBORDINATED NOTES INDENTURE (DUE JUNE 2007)" means that certain indenture dated as of June 30, 1997, as amended, supplemented or otherwise modified prior to the Petition Date, by and between HLI and Wells Fargo Bank Minnesota, N.A., as successor indenture trustee, pursuant to which HLI issued the 9.125% Subordinated Notes (due June 2007).

         1.9 "9.125% SUBORDINATED NOTES INDENTURE (DUE JULY 2007)" means that certain indenture dated as of July 15, 1997, as amended, supplemented or otherwise modified prior to the Petition Date, by and between HLI and Wells Fargo Bank Minnesota, N.A., as successor indenture trustee, pursuant to which HLI issued the 9.125% Subordinated Notes (due July 2007).

         1.10 "9.125% SUBORDINATED NOTES INDENTURES" means, collectively, the 9.125% Subordinated Notes Indenture (due June 2007) and the 9.125% Subordinated Notes Indenture (due July 2007).

         1.11 "9.125% SUBORDINATED NOTES INDENTURE TRUSTEE" means Wells Fargo Bank Minnesota, N.A., in its capacity as successor indenture trustee for the 9.125% Subordinated Notes pursuant to the 9.125% Subordinated Notes Indentures.

         1.12 "11% SUBORDINATED NOTES" means the 11% Senior Subordinated Notes due July 2006, dated as of July 2, 1996, in the aggregate principal amount of $250 million, issued by HLI pursuant to the 11% Subordinated Notes Indenture.

         1.13 "11% SUBORDINATED NOTES INDENTURE" means that certain indenture dated as of July 2, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between HLI and U.S. Bank & Trust, N.A., as successor indenture trustee, pursuant to which HLI issued the 11% Subordinated Notes.

         1.14 "11% SUBORDINATED NOTES INDENTURE TRUSTEE" means U.S. Bank & Trust, N.A., in its capacity as successor indenture trustee for the 11% Subordinated Notes pursuant to the 11% Subordinated Notes Indenture

         1.15 "AD HOC PREPETITION LENDER STEERING COMMITTEE" means the informal committee consisting of the following five Prepetition Lenders based on their relative holdings, who collectively (including through their affiliates) hold approximately $250 million of the outstanding principal obligations under the Prepetition Credit Facility: Foothill Capital Corporation, General Electric Capital Corporation, Citadel Limited Partnership, R(2) Top Hat, Ltd., and Sankaty Advisors LLC.

         1.16     "ADDITIONAL EQUITY MODIFICATION" has the meaning set forth in
Section 6.5.

         1.17 "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, and all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

         1.18     "AFFILIATES" shall have the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.

         1.19 "ALLOWED CLAIM" means a Claim or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as a Reorganized Debtor and the holder of such Claim agrees may adjudicate such Claim and objections thereto), or (b) as to which, on or by the Effective Date,
(i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

         1.20 "ALLOWED CLASS _ CLAIM" means an Allowed Claim in the specified Class.

         1.21 "AMENDED AND RESTATED" means a new document evidencing or creating indebtedness or obligation of or ownership interest in property of the Reorganized Debtors that shall become effective as of the Effective Date, the terms of which are based upon and similar, but not identical to, an existing document of the same nature. The proposed Amended and Restated document shall be filed with the Court on or before the Exhibit Filing Date.

         1.22 "APOLLO" means Apollo Management V, L.P., the manager of funds which, collectively, hold in excess of 40% of the Senior Notes.

         1.23     "ASSET TRANSFER MODIFICATION" has the meaning set forth in
Section 6.5.

         1.24 "AVOIDANCE CLAIMS" means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Avoidance Claims, but excluding any and all Claims released under the Plan. A nonexclusive list of the Retained Avoidance Claims and an exclusive list of Trust Avoidance Claims are attached hereto as Exhibit B and Exhibit N, respectively.

         1.25 "BALLOT" means each of the ballot forms that are distributed to holders of Claims who are included in Classes that are entitled to vote to accept or reject the Plan.

         1.26 "BANK AGENT" means the agent for the group of financial institutions that are parties to the New Credit Facility.

         1.27 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as in effect on the date hereof.

         1.28 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware.

         1.29 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

         1.30 "BAR DATE" means the deadline for filing all proofs of claim or interest established by the Bankruptcy Court as June 3, 2002, including Claims of governmental units in accordance with section 502(b)(9) of the Bankruptcy Code.

         1.31 "BAR DATE ORDER" means that order entered by the Bankruptcy Court on March 26, 2002, which, among other things, established the Bar Date.

         1.32     "BMO" means the Bank of Montreal.

         1.33 "BMO-BOWLING GREEN SYNTHETIC LEASE" means that certain Participation Agreement dated as of April 8, 1999, among HLI, the BMO Synthetic Lessors and the subsidiary guaranty parties thereto, together with all related leases, mortgages, loan agreements, guarantees, guarantee and collateral agreements, and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, amended and restated, modified or supplemented from time to time.

         1.34 "BMO-BOWLING GREEN SYNTHETIC LEASE PROPERTY" means the land, buildings, improvements and other property acquired by the Debtors with respect to their facility in Bowling Green, Kentucky, with financing provided by the BMO Synthetic Lessors pursuant to the BMO- Bowling Green Synthetic Lease.

         1.35     "BMO CAPITAL" means BMO Global Capital Solutions, Inc.

         1.36 "BMO-NORTHVILLE SYNTHETIC LEASE" means that certain Participation Agreement dated as of October 1, 1998, among HLI, the BMO Synthetic Lessors, and the subsidiary guaranty parties thereto; together with all related leases, mortgages, loan agreements, guarantees, guarantee and collateral agreements, and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, amended and restated, modified or supplemented from time to time.

         1.37 "BMO-NORTHVILLE SYNTHETIC LEASE PROPERTY" means the land, buildings, improvements and other property acquired by the Debtors with respect to their facility in Northville, Michigan, with financing provided by the BMO Synthetic Lessors pursuant to the BMO-Northville Synthetic Lease.

         1.38 "BMO SYNTHETIC LEASES" means, collectively, the BMO-Bowling Green Synthetic Lease and the BMO-Northville Synthetic Lease.

         1.39 "BMO SYNTHETIC LEASE CLAIM" means all Claims of the BMO Synthetic Lessors arising under or pursuant to the BMO Synthetic Leases.

         1.40 "BMO SYNTHETIC LEASE PROPERTIES" means, collectively, the BMO-Bowling Green Synthetic Lease Property and the BMO-Northville Synthetic Lease Property.

         1.41 "BMO SYNTHETIC LEASE SECURED CLAIM" means that portion of the BMO Synthetic Lease Claim that is a Secured Claim.

         1.42     "BMO SYNTHETIC LESSORS" means, collectively, BMO and BMO
Capital.

         1.43 "BUSINESS DAY" means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

         1.44 "CAPPED ADEQUATE PROTECTION PAYMENTS" means the aggregate amount of the Initial Adequate Protection Payment, Foreign Affiliate Adequate Protection Payments and Quarterly Adequate Protection Payments paid by the Debtors to the Prepetition Agent on behalf of the Prepetition Lenders subsequent to the Petition Date as required pursuant to the DIP Facility Order and/or the DIP Credit Agreement, which amount shall in no event exceed $39,015,729.30; provided that the Effective Date occurs on or before July 1, 2003.

         1.45     "CASH" means legal tender of the United States.

         1.46 "CAUSES OF ACTION" means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

         1.47     "CBL" means CBL Capital Corporation.

         1.48 "CBL-AIR CONDITIONER SYNTHETIC LEASE" means that certain Master Operating Lease with CBL Capital Corporation dated as of June 15, 2000 (together with all related lease amendments, lease supplements, memoranda of leases, and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, amended and restated, modified or supplemented from time to time).

         1.49 "CBL-OTHER EQUIPMENT SYNTHETIC LEASE" means that certain Master Operating Lease dated October 23, 2000 (together with all related lease amendments, lease supplements, memoranda of leases, and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, amended and restated, modified or supplemented from time to time).

         1.50 "CBL SYNTHETIC LEASES" means, collectively, the CBL-Air Conditioner Synthetic Lease and the CBL-Other Equipment Synthetic Lease.

         1.51 "CBL SYNTHETIC LEASE CLAIM" means all Claims of CBL arising under or pursuant to the CBL Synthetic Leases.

         1.52 "CBL SYNTHETIC LEASE EQUIPMENT" means that certain equipment acquired by the Debtors with the financing provided by CBL pursuant to the CBL Synthetic Leases.

         1.53 "CBL SYNTHETIC LEASE SECURED CLAIM" means that portion of the CBL Synthetic Lease Claim that is a Secured Claim.

         1.54 "CMI-QUAKER ALLOY" means CMI-Quaker Alloy, Inc. a Pennsylvania corporation, debtor in possession in the above-captioned Case No. 01-11531 (MFW) pending in the Bankruptcy Court.

         1.55     "CERTIFICATE" has the meaning set forth in Section 8.4 herein.

         1.56 "CHAPTER 11 CASE(S)" means the Chapter 11 Cases of the Debtors pending in the Bankruptcy Court.

         1.57 "CLAIM" means a claim against the Debtors (or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         1.58     "CLAIMHOLDER" means a holder of a Claim.

         1.59 "CLAIMS AGENT" means Bankruptcy Services, LLC, the Claims, Noticing and Balloting Agent to the Debtors as approved by Bankruptcy Court on December 7, 2001.

         1.60 "CLAIMS OBJECTION DEADLINE" means that day which is one hundred eighty (180) days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties in interest.

         1.61 "CLASS" means a category of Claimholders or Interestholders described in Article III of the Plan.

         1.62 "CLASS 5 TRUST DISTRIBUTION AMOUNT" means, with respect to a holder of an Allowed Senior Note Claim in Class 5, an amount equal to the difference between the amount of such Claimholder's Allowed Senior Note Claim together with Postpetition Interest calculated as if the Chapter 11 Case had not been filed less (a) the value of the shares of New Common Stock (calculated using the Emergence Share Price), (b) the Pro Rata share of Remaining Senior Note Proceeds received by such Claimholder with respect to its Allowed Senior Note Claim, and (c) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the equity value of the shares of New Preferred Stock or Reorganized HLI Stock.

         1.63 "CLASS 6 TRUST DISTRIBUTION AMOUNT" means, with respect to a holder of an Allowed Subordinated Note Claim, an amount equal to the amount of such Claimholder's Allowed Subordinated Note Claim.

         1.64 "CLASS 7 TRUST DISTRIBUTION AMOUNT" means, with respect to a holder of an Allowed General Unsecured Claim in Class 7, an amount equal to the difference between the amount of such Claimholder's Allowed General Unsecured Claim less (a) the value of the shares of New Common Stock (calculated using the Emergence Share Price) received by such Claimholder with respect to its Allowed General Unsecured Claim, and (b) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the equity value of the shares of New Preferred Stock or Reorganized HLI Stock.

         1.65 "CLASS 8A TRUST DISTRIBUTION AMOUNT" means, with respect to a holder of an Allowed Subordinated Debt Securities Claim, an amount equal to the amount of such Claimholder's Allowed Subordinated Debt Securities Claim.

         1.66 "CLASS 8b TRUST DISTRIBUTION AMOUNT" means, with respect to a holder of an Allowed Subordinated Equity Securities Claim, an amount equal to the amount of such Claim holder's Allowed Subordinated Equity Securities Claim.

         1.67 "COMPROMISE EQUITY VALUE" means the estimated equity value of the Reorganized Debtors based upon the total enterprise value used to determine the compromise and settlement of the Prepetition Lenders' Secured Claim as provided herein.

         1.68 "CONFIRMATION DATE" means the date of entry of the Confirmation Order.

         1.69 "CONFIRMATION HEARING" means the hearing before the Bankruptcy Court on confirmation of the Plan and related matters under section 1128 of the Bankruptcy Code.

         1.70 "CONFIRMATION HEARING NOTICE" means the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the Confirmation Hearing and the time for filing objections to the confirmation of the Plan.

         1.71 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan.

         1.72 "CONTINUING INDEMNITEES" means: Curtis J. Clawson, HLI's President, Chief Executive Officer and Chairman of the Board; James A. Yost, HLI's Vice President, Finance and Chief Financial Officer; Patrick C. Cauley, Interim General Counsel and Assistant Secretary; Kenneth A. Hiltz, HLI's Chief Restructuring Officer and former Interim Chief Financial Officer; Brian J. O'Loughlin, HLI's Chief Information Officer; Joseph Szmadzinski, HLI's former Interim Chief Information Officer; Herbert S. Cohen, HLI's Chief Accounting Officer; James L. Stegemiller, President, North American Wheels; Scott T. Harrison, President, Suspension Components; Giancarlo Dallera, President, European Wheels; Daniel M. Sandberg, President, Powertrain and Brakes; Fred Bentley, President, Commercial Highway and Aftermarket; John A. Salvette, Vice President, Business Development; Edward W. Kopkowski, Vice President of Operational Excellence; Michael J. Edie, Vice President, Materials and Logistics; and Larry Karenko, Vice President, Human Resources and Administration.

         1.73 "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

         1.74 "CURE" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

         1.75 "D&O CLAIMS" means claims or Causes of Action that may be brought by any of the Debtors and/or Reorganizing Debtors or derivatively in the name of any of the Reorganizing Debtors against any present or former director or officer of any Reorganizing Debtor, except to the extent released under this Plan, and any proceeds that may be realized therefrom (regardless of the source of payment, including any D&O Insurance).

         1.76 "D&O INSURANCE" means insurance maintained by the Debtors which, among others, covers the Debtors' officers and directors.

         1.77 "DIP AGENT" means the administrative agent for the DIP Lenders under the DIP Credit Agreement.

         1.78 "DIP CREDIT AGREEMENT" means that Revolving Credit and Guaranty Agreement, dated as of December 17, 2001, as amended from time to time thereafter, among HLI, as borrower, the remaining Debtors, as guarantors, the DIP Agent and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility.

         1.79 "DIP FACILITY" means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement and agreements related thereto as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.

         1.80 "DIP FACILITY CLAIM" means all Superpriority Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP Facility.

         1.81 "DIP FACILITY ORDER" means, collectively, the interim order that was entered by the Bankruptcy Court on December 7, 2001, the final order that was entered by the Bankruptcy Court on January 28, 2002, authorizing and approving the DIP Facility and the agreements related thereto, and any subsequent orders approving amendments to the DIP Credit Agreement.

         1.82 "DIP LENDERS" means the lenders from time to time party to the DIP Credit Agreement.

         1.83 "DEFICIENCY CLAIM" means a Claim of a Claimholder that asserts a Secured Claim against the Debtors equal to the amount by which such Claim exceeds the secured portion thereof.

         1.84     "DISALLOWED CLAIM" means a Claim or any portion thereof, that
(a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim bar date has been set but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy

Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

         1.85 "DISBURSING AGENT" means the Reorganized Debtors or any Person designated by the Reorganized Debtors to serve as a disbursing agent under
Article VIII of the Plan.

         1.86 "DISCLOSURE STATEMENT" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

         1.87 "DISPUTED CLAIM" means a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtors or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and (ii) are not the subject of an objection in the Bankruptcy Court, (b) are the subject of a proof of claim that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection with the Bankruptcy Court and which objection has not been withdrawn, settled or overruled by a Final Order of the Bankruptcy Court.

         1.88 "DISTRIBUTION DATE" means the Effective Date or as soon thereafter as is reasonably practicable.

         1.89 "DISTRIBUTION RESERVE" means the shares of New Common Stock, Series B Warrants and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the shares of New Preferred Stock or Reorganized HLI Stock, respectively, for distribution on account of Allowed Class 7 Claims to be reserved pending allowance of Disputed Claims in accordance with Section 8.10(b) of the Plan.

         1.90 "DRESDNER" means Dresdner Kleinwort Benson North American Leasing, Inc.

         1.91 "DRESDNER SYNTHETIC LEASE" means that certain Lease and Security Agreement, dated as of November 30, 1999, between HLI and Dresdner, together with all related leases, lease supplements, memoranda of leases, and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, amended and restated, modified or supplemented from time to time.

         1.92 "DRESDNER SYNTHETIC LEASE CLAIM" means all Claims of Dresdner arising under or pursuant to the Dresdner Synthetic Lease.

         1.93 "DRESDNER SYNTHETIC LEASE PROPERTY" means the land, buildings and improvements located at the Debtors' facility in La Mirada, California which were acquired by Dresdner pursuant to the Dresdner Synthetic Lease.

         1.94 "DRESDNER SYNTHETIC LEASE SECURED CLAIM" means that portion of the Dresdner Synthetic Lease Claim that is a Secured Claim.

         1.95 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1301-1461 (2000).

         1.96 "EFFECTIVE DATE" means the Business Day on which all conditions to the consummation of the Plan set forth in Section 12.2 hereof have been either satisfied or waived as provided in Section 12.3 hereof and is the day upon which this Plan is substantially consummated.

         1.97 "EMERGENCE SHARE PRICE" means a per share price equal to the Compromise Equity Value of the Reorganized Debtors, less the equity value of the New Preferred Stock if the Additional Equity Modification is exercised, divided by the aggregate number of shares of New Common Stock that are to be distributed to Claimholders on the Effective Date or such other per share price as the Bankruptcy Court may determine.

         1.98 "EMPLOYEE RETENTION PLAN" means that certain Employee Retention Plan adopted by HLI's board of directors and approved by order of the Bankruptcy Court on May 28, 2002, as the same may be amended.

         1.99 "ESTATES" means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

         1.100 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         1.101 "EXHIBIT" means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

         1.102 "EXHIBIT FILING DATE" means the date on which Exhibits to the Plan shall be filed with the Bankruptcy Court, which date shall be at least ten
(10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court.

         1.103 "EXISTING SECURITIES" means, collectively, the Unsecured Notes, the Old Common Stock, the Old Common Stock Options, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing.

         1.104 "EXPENSE ADVANCE" means the aggregate amount of $2 million, which shall be advanced to the HLI Creditor Trust in six (6) installments, with the first installment, in the aggregate amount of $500,000, to be advanced as soon as practicable after the Effective Date, but in no event more than twenty
(20) days after the Effective Date, the second installment, also in the aggregate amount of $500,000, to be advanced on the date that is one hundred twenty (120) days after the

Effective Date, and the remaining four (4) installments, each in the aggregate amount of $250,000, to be advanced on the dates that are two hundred forty
(240), three hundred sixty (360), four hundred eighty (480) and six hundred
(600) days after the Effective Date, respectively.

         1.105 "FACE AMOUNT" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.106 "FEE AND EXPENSE ADEQUATE PROTECTION PAYMENTS" means the payments made or to be made by the Debtors to the Prepetition Agent and Prepetition Lenders subsequent to the Petition Date for services rendered through the Effective Date pursuant to paragraph 14(D) of the DIP Facility Order and the DIP Credit Agreement.

         1.107 "FINAL ORDER" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.108 "FISCAL YEAR" all references to the Company's Fiscal Year mean the Company's year ended January 31 of the following year (e.g., "fiscal 2001" refers to the period beginning on February 1, 2001 and ending on January 31,
2002).

         1.109 "FOREIGN AFFILIATE ADEQUATE PROTECTION PAYMENTS" means the payments in the aggregate amount of $13.4 million made by the Debtors to the Prepetition Agent on behalf of the Prepetition Lenders subsequent to the Petition Date pursuant to the DIP Facility Order and the DIP Credit Agreement.

         1.110 "GENERAL UNSECURED CLAIM" means a Claim that (a) is not an Administrative Claim or a Priority Tax Claim and is not classified as a Claim included within any of Classes 1 through 6, inclusive, or in Class 8; and (b) includes the Deficiency Claims of the Synthetic Lessors.

         1.111 "GOLDEN AND HALL SETTLEMENT AGREEMENTS AND JUDGMENTS" means the court approved settlement agreements and court judgments in the cases of Golden, et al., v. Lucas Varity Kelsey Hayes and Hayes Lemmerz International, Inc., Case No. 93-CB-40530 (E.D. Mich.) and Hall et al., v. Hayes Lemmerz International - Ohio, Inc. (f/k/a Motor Wheel Corp.) and Hayes Lemmerz International, Inc., Case No. 2:000-CV-75629 (E.D. Mich.).

         1.112 "HLI" means Hayes Lemmerz International, Inc., a Delaware corporation, debtor in possession in the above-captioned Case No. 01-11490 (MFW) pending in the Bankruptcy Court.

         1.113 "HLI CREDITOR TRUST" means the trust which is created pursuant to this Plan to be administered by the Trustee with the advice and/or direction of the Trust Advisory Board, all as more specifically set forth in this Plan.

         1.114 "HLI-FUNDING CORP." means Hayes Lemmerz Funding Corporation, a Delaware corporation, debtor in possession in the above-captioned Case No. 01-11509 (MFW) pending in the Bankruptcy Court.

         1.115 "HLI-FUNDING LLC" means Hayes Lemmerz Funding Company, LLC, a Delaware limited liability corporation, debtor in possession in the above-captioned Case No. 01-11508 (MFW) pending in the Bankruptcy Court.

         1.116 "HLI-IMPORT" means Hayes Lemmerz International Import, Inc., a Delaware corporation, debtor in possession in the above-captioned Case No. 01-11530 (MFW) pending in the Bankruptcy Court.

         1.117 "HLI-NETHERLANDS" means HLI-Netherlands Holdings, Inc., a Delaware corporation, debtor in possession in the above-captioned Case No. 01-11511 (MFW) pending in the Bankruptcy Court.

         1.118 "HOLDBACK AMOUNT" means the amount equal to 20% of fees billed to the Debtors in a given month that was retained by the Debtors as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.

         1.119 "HOLDBACK ESCROW ACCOUNT" means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Holdback Amounts to the extent not previously paid or Disallowed.

         1.120 "IMPAIRED" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.121 "INDEMNIFICATION RIGHTS" means any obligations or rights of the Debtors to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtors' certificate of incorporation, bylaws, or policy of providing employee indemnification, or other applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for or on behalf of the Debtors.

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

         1.122 "INDEMNITEE" means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

         1.123 "INDENTURE(S)" means, collectively, the 8.25% Notes Indenture, the 9.125% Notes Indentures, the 11% Subordinated Notes Indenture and the Senior Notes Indenture.

         1.124 "INITIAL ADEQUATE PROTECTION PAYMENT" means the payment in the aggregate amount of $10 million made by the Debtors to the Prepetition Agent on behalf of the Prepetition Lenders subsequent to the Petition Date pursuant to paragraph 14(C)(x) of the DIP Facility Order and the DIP Credit Agreement.

         1.125    "INSURANCE COVERAGE" shall have the meaning ascribed to it in
Section 11.7 hereof.

         1.126 "INSURED WORKERS' COMPENSATION PROGRAMS" means, collectively, the Debtors' workers' compensation programs in all states in which they operate other than Michigan and Ohio pursuant to which the Debtors provide their employees with workers' compensation coverage for claims arising from or related to their employment with the Debtors.

         1.127 "INTERCOMPANY CLAIM" means a Claim by a Debtor or an Affiliate of a Debtor against a Reorganizing Debtor.

         1.128 "INTERCREDITOR AGREEMENT" means that certain Amended and Restated Intercreditor and Lien Subordination Agreement dated as of April 8, 1999, as amended, by and among the BMO Synthetic Lessors, the Prepetition Agent and the Prepetition Lenders.

         1.129 "INTEREST" means (a) the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Old Common Stock, Old Common Stock Option, or any other equity securities of the Debtors and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

         1.130    "INTERESTHOLDER" means a holder of an Interest.

         1.131 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor laws.

         1.132 "LONG TERM INCENTIVE PLAN" means that certain plan reasonably acceptable to the Prepetition Agent, the Creditors' Committee and Apollo by which the Reorganized Debtors shall deliver certain stock options and restricted stock grants to certain members of management and other employees on or after the Effective Date, all as is more specifically described on Exhibit D hereto.

         1.133    "MERGER" has the meaning set forth in Section 6.5.

         1.134 "MERGER AGREEMENT" means the agreement of merger by and between New Operating Company and HLI as described in Section 6.5 of the Plan.

         1.135 "MICHIGAN WORKERS' COMPENSATION PROGRAMS" means the self-insured workers' compensation programs maintained in Michigan by the Debtors that are registered with the state of Michigan, Department of Consumer and Industry Services pursuant to the Michigan Workers' Disability Compensation Act, MCL 418.101 et seq.

         1.136 "MISCELLANEOUS SECURED CLAIM" means any Secured Claim other than a Secured Claim arising under the Synthetic Leases, the DIP Facility or the Prepetition Credit Facility. Miscellaneous Secured Claims include Claims secured by liens junior in priority to existing liens, whether by operation of law, contract or otherwise, but solely to the extent of the value, as of the Effective Date, or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in the Estates' interest in property of the Estates after giving effect to all security interests or liens senior in priority.

         1.137 "MOTOR WHEEL SERP" means that certain Motor Wheel Supplemental Executive Retirement Plan maintained by the Debtors prior to the Petition Date.

         1.138 "NET TRUST RECOVERIES" means the amount by which the aggregate amount of Trust Recoveries exceeds the aggregate of the Expense Advance and incurred and reasonably foreseeable Trust Expenses.

         1.139 "NEW CREDIT FACILITY" means the post-Effective Date revolving credit and term loan facilities and, potentially, a high yield or similar securities offering, to be extended to the Reorganized Debtors as a means of implementing the Plan as described in Section 6.13 hereof.

         1.140 "NEW COMMON STOCK" means the shares of common stock of New Holdco par value $.01 authorized under the certificate of incorporation of New Holdco. The number of shares of New Common Stock: (a) to be made available on the Effective Date for, and ultimately distributed to, holders of Allowed Claims in the Chapter 11 Cases shall be 30,000,000; (b) to be distributed pursuant to the Long Term Incentive Plan shall be the number of shares stated on Exhibit D attached hereto; and (c) which may be issued pursuant to the Employee Retention Plan, which amount will not exceed 309,959 shares, which is the maximum number of shares permitted to be issued under the Employee Retention Plan; and (d) to be distributed upon the exercise of the Warrants which shall equal 1,914,894 shares.

         1.141 "NEW HOLDCO" means a newly-incorporated company that will be the ultimate parent corporation of the Reorganized Debtors as described in
Section 6.5 of the Plan.

         1.142    "NEW HOLDING COMPANY FORMATION" has the meaning set forth in
Section 6.5 of the Plan

         1.143 "NEW OPERATING COMPANY" means a newly-incorporated, wholly-owned subsidiary of New Parent Company, as described in Section 6.5 of the Plan.

         1.144 "NEW PARENT COMPANY" means a newly-incorporated, wholly-owned subsidiary of New Holdco, as described in Section 6.5 of the Plan.

         1.145 "NEW PREFERRED STOCK" means, if the Debtors determine to exercise the Additional Equity Modification, the shares of convertible redeemable preferred stock issued by New Operating Company. Unless the Debtors, the Prepetition Agent, the Creditors' Committee and Apollo agree otherwise, the New Preferred Stock would: (a) have a liquidation preference of $10 million; (b) be redeemable after a period of ten (10) years without penalty at 100% of liquidation preference plus accrued dividends; (c) provide a dividend of 8% per annum payable quarterly subject to covenants of indebtedness (otherwise accrued on a cumulative basis) in Cash or additional New Preferred Stock at the New Operating Company's discretion; (d) be exchangeable by the holder at any time into shares of New Common Stock at a conversion price of 125% of the Emergence Share Price; and (e) vote on a Pro Rata basis according to the value of the New Preferred Stock relative to the combined equity value of the common stock of New Operating Company and the New Preferred Stock.

         1.146 "NEW SECURITIES" means, collectively, (a) the New Senior Notes, (b) New Common Stock, (c) if Class 6 votes to accept the Plan, the Series A Warrants, (d) the Series B Warrants, and (e) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the New Preferred Stock or Reorganized HLI Stock, respectively.

         1.147 "NEW SENIOR NOTES" means senior unsecured notes in an amount up to $25 million that may be issued by the Debtors to the Prepetition Lenders and which will have terms and conditions identical to the terms and conditions of the high-yield notes which are to be issued as a component of the New Credit Facility.

         1.148    "NOTEHOLDER" means a holder of an Unsecured Note.

         1.149 "OHIO WORKERS' COMPENSATION PROGRAM" means the "monopolistic" workers' compensation insurance program in which the Debtors plants in Ohio participate, which is funded through, and administered by, the Ohio Bureau of Workers' Compensation.

         1.150 "OLD COMMON STOCK" means shares of HLI's common stock that were authorized, issued and outstanding prior to the Effective Date.

         1.151 "OLD COMMON STOCK OPTIONS" means all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of Old Common Stock or other equity interests in HLI.

         1.152 "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         1.153 "PBGC" shall mean the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

         1.154 "PENSION PLAN" shall mean the Hayes Lemmerz International Retirement Income Plan, a defined benefit pension plan covered by Title IV of ERISA that HLI sponsors.

         1.155 "PERIODIC DISTRIBUTION DATE" means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring one hundred twenty (120) days after the Distribution Date and (ii) subsequently, the first Business Day occurring one hundred twenty (120) days after the immediately preceding Periodic Distribution Date.

         1.156 "PERSON" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.

         1.157 "PETITION DATE" means December 5, 2001, the date on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

         1.158 "PLAN" means this modified first amended joint plan of reorganization, which is jointly proposed by the Reorganizing Debtors for the resolution of outstanding Claims and Interests in their Chapter 11 Cases, as such plan may be further amended from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

         1.159 "PLAN SCHEDULES" means a schedule annexed to either this Plan or as an appendix to the Disclosure Statement.

         1.160 "POSTPETITION INTEREST" means, collectively, such interest, reasonable fees, costs, or charges provided for under the agreements between a Debtor and a Claimholder whose Claim is secured by property of the Estates to the extent such items have accrued and are payable pursuant to the provisions of the Bankruptcy Code including, without limitation, section 506(b) of the Bankruptcy Code.

         1.161 "PREPETITION AGENT" means Canadian Imperial Bank of Commerce, or any successor thereto, in its capacity as administrative agent under the Prepetition Credit Agreement.

         1.162 "PREPETITION CREDIT AGREEMENT" means that certain Third Amended and Restated Secured Credit Agreement, dated as of February 3, 1999, as amended, supplemented or otherwise modified prior to the Petition Date, by and among HLI, as borrower, the Prepetition Agent and the Prepetition Lenders.

         1.163 "PREPETITION CREDIT FACILITY" means all of the financing accommodations evidenced by the Prepetition Credit Agreement and related documents.

         1.164 "PREPETITION CREDIT FACILITY SECURED CLAIM" means the aggregate amount of (a) $822,840,729.30 (which amount is the sum of (i) principal outstanding as of the Petition Date of $748,861,167.09, (ii) letters of credit funded after the Petition Date but prior to the Effective Date, which as of January 24, 2003, were in the amount of $1,680,551.20, (iii) accrued expenses as of the Petition Date in the amount of $31,344.32, (iv) an agreed adequate protection payment in the aggregate amount of $33,251,937.39; (v) the Capped Adequate Protection Payments in the aggregate amount of $39,015,729.30; provided that the Effective Date occurs on or before July 1, 2003), plus (b) Fee and Expense Adequate Protection Payments.

         1.165 "PREPETITION LENDERS" means those Persons holding Claims under the Prepetition Credit Facility.

         1.166 "PREPETITION LENDERS' PAYMENT AMOUNT" means the Cash distribution to be made to the Prepetition Agent for the Prepetition Lenders on the Effective Date, which payment is in the aggregate amount of $453,500,000 less the $1,175,000 paid to the Prepetition Agent for the Prepetition Lenders by the Debtors on or about May 1, 2003, provided that the Effective Date occurs on or before July 1, 2003; provided further that if the Effective Date occurs after July 1, 2003, the Prepetition Lenders shall be entitled to retain the $1,175,000 as an additional adequate protection payment.

         1.167 "PRIORITY TAX CLAIM" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.168 "PRO RATA" means, from time to time, unless the Plan specifically provides otherwise, with respect to Allowed Claims, the same proportion that the Allowed Amount of a Claim of a Creditor in a particular Class of a Debtor bears to the sum of the aggregate Allowed Amounts of all Claims (including Disputed Claims, but excluding Disallowed Claims) of that particular Class of Claims for all Debtors; provided, however, that with respect to Senior Note Claims in Class 5 and Subordinated Note Claims in Class 6, "Pro Rata" means the proportion that the principal face amount of the Senior Notes held by the holder of a Claim in Class 5 bears to the aggregate principal face amount of the Senior Notes and the proportion that the principal face amount of the

Subordinated Notes held by the holder of a Claim in Class 6 bears to the aggregate principal face amount of the Subordinated Notes.

         1.169 "PROFESSIONAL" means those Persons employed in the Chapter 11 Cases pursuant to sections 327 and 1103 or, in the case of AP Services, LLC section 363, of the Bankruptcy Code or otherwise.

         1.170 "PROFESSIONAL CLAIM" means a Claim of a professional retained in the Chapter 11 Cases pursuant to sections 327 and 1103 or, in the case of AP Services, LLC section 363, of the Bankruptcy Code or otherwise for compensation or reimbursement of costs and expenses relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

         1.171 "PROFESSIONAL FEE ORDER" means the order entered by the Bankruptcy Court on March 13, 2002, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

         1.172 "PROJECTIONS" means the financial projections covering the operations of the Reorganizing Debtors and the Reorganized Debtors through Fiscal Year 2007 set forth by the Debtors in Appendix E attached to the Disclosure Statement.

         1.173 "QUARTERLY ADEQUATE PROTECTION PAYMENTS" means the payments in the aggregate amount of $15.6 million made by the Debtors to the Prepetition Agent on behalf of the Prepetition Lenders subsequent to the Petition Date pursuant to paragraphs 14(C)(y) and 14(C)(z) of the DIP Facility Order and the DIP Credit Agreement.

         1.174 "RECORD DATE" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be March 28, 2003.

         1.175 "REINSTATED" OR "REINSTATEMENT" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, "going dark" provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

         1.176 "RELEASED PARTIES" means, collectively, the Reorganizing Debtors, the officers of the Reorganizing Debtors as of the date immediately prior to the Effective Date, the directors of HLI who serve on the executive committee of HLI's board of directors serving in such capacity after June 6, 2002, the directors of the Reorganizing Debtors other than HLI who serve on the boards of directors of Reorganizing Debtors other than HLI serving as of the date immediately prior to the Effective Date, the Reorganized Debtors and the officers, directors and other employees of the Reorganized Debtors serving in such capacity after the Effective Date, other than William D. Shovers and William S. Linski, and with respect to each of the above-named Persons, such Person's principals, agents, financial advisors, attorneys and other professionals. For the avoidance of doubt, this definition of "Released Parties" does not include, among others, Ranko Cucuz, William Shovers, Ronald Kolakowski, Jesus Bonilla-Valdex, James Jarrett, and Allen Buntin. Attached hereto as
Exhibit I is a list of those of the officers and directors of the Debtors that are included among the Released Parties.

         1.177 "REMAINING SENIOR NOTE PROCEEDS" means the $13,062,329.81 of proceeds from the issuance of the Senior Notes retained by HLI in a separate account.

         1.178 "REORGANIZED HLI STOCK" means, in the event the Debtors implement the Asset Transfer Modification, the outstanding common stock of Reorganized HLI to be issued.

         1.179 "REORGANIZED DEBTORS" means, collectively, the Reorganizing Debtors from and after the Effective Date, including, where the context requires, (a) their successor in interest by merger as contemplated herein, (b) any entities created as part of the New Holding Company Formation, as may be modified by either the Asset Transfer Modification or Additional Equity Modification, and (c) any non-Debtor Subsidiaries.

         1.180 "REORGANIZED . . ." means the applicable Reorganizing Debtor from and after the Effective Date, subject to the Restructuring Transactions.

         1.181 "REORGANIZING DEBTORS" means, collectively, all Debtors other than CMI-Quaker Alloy, HLI-Funding Corp., HLI-Funding, LLC, HLI-Import and HLI-Netherlands.

         1.182 "RESTRUCTURING TRANSACTION(S)" means a dissolution or winding up of the corporate existence of a Reorganizing Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or their Affiliates, on or after the Effective Date as set forth in Appendix B to the Disclosure Statement.

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

         1.183 "RETAINED ACTIONS" means (a) all claims, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Reorganizing Debtor may hold against any Person, including, without limitation, any Causes of Action brought prior to the Petition Date, and actions against any Persons for failure to pay for products or services provided or rendered by the Reorganizing Debtors, (b) all claims, Causes of Action, suits and proceedings relating to strict enforcement of the Reorganizing Debtors' intellectual property rights, including patents, copyrights and trademarks, and
(c) all claims or Causes of Action seeking the recovery of the Reorganizing Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Reorganizing Debtors' or the Reorganized Debtors' business; provided that any and all claims released under the Plan are excluded from the foregoing. A nonexclusive list of the Retained Actions is set forth in Exhibit B attached hereto.

         1.184 "RETAINED AVOIDANCE CLAIMS" means all Avoidance Claims other than Trust Avoidance Claims and any and all Claims released under the Plan.

         1.185 "RETIREE MEDICAL PROGRAMS" means the various programs and collective bargaining agreements in effect as of the Petition Date pursuant to which the Debtors are obligated to provide medical, denta1, life insurance and prescription drug benefits to retired employees, including former union workers, and dependents located in the United States.

         1.186    "SEC" means the United States Securities and Exchange
Commission.

         1.187 "SCHEDULED" means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

         1.188 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         1.189 "SECURED CLAIM" means a Claim (to include Postpetition Interest to the extent permitted by applicable law) secured by a security interest in or lien on property of the Estates to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in the Estates' interest in property of the Estates as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claimholder.

         1.190 "SECURITY" shall have the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

         1.191    "SECURITIES ACT" means the Securities Act of 1933, as amended.

         1.192 "SENIOR NOTE CLAIMS" means all Claims of Claimholders arising under or pursuant to the Senior Notes Indenture or, when the context requires, a portion of the Deficiency Claim of the BMO Synthetic Lessors in the amount of $5.0 million.

         1.193 "SENIOR NOTES" means the 11.875% Senior Notes due 2006, dated as of June 15, 2001, in the aggregate principal amount of $300 million, issued by HLI pursuant to the Senior Notes Indenture.

         1.194 "SENIOR NOTES INDENTURE" means that certain indenture dated as of June 15, 2001, as amended, supplemented or otherwise modified prior to the Petition Date, by and between HLI and HSBC Bank USA, as successor indenture trustee, pursuant to which HLI issued the Senior Notes.

         1.195 "SENIOR NOTES INDENTURE TRUSTEE" means HSBC Bank USA in its capacity as successor indenture trustee for the Senior Notes pursuant to the Senior Notes Indenture.

         1.196 "SERIES A WARRANTS" means the warrants to acquire 957,447 shares in the aggregate of New Common Stock at a price of $25.83 per share exercisable for a period of three (3) years after the Effective Date to be issued by New Holdco pursuant to the Plan, if and only if Class 6 votes to accept the Plan, to holders of Class 6 Subordinated Note Claims pursuant to a warrant agreement in form and substance substantially as is set forth in the form attached hereto as Exhibit E, which agreement shall include terms (a) providing for standard anti-dilution protection (including, but not limited to, protection for equity issuances at below fair market value, but excluding protection for shares of New Common Stock issued pursuant to the Long Term Incentive Plan, Employee Retention Plan and/or the Warrants), (b) requiring the redemption of all unexercised Series A Warrants for an amount per warrant equal to the greater of (i) the spread value (the fair market value of the transaction consideration less the exercise price), (ii) the value of such Series A Warrants (determined using customary investment banking practices) at any time after thirty (30) days, but before ninety (90) days, following a merger, consolidation or similar transaction involving New Holdco, if the holders of New Common Stock receive consideration in such transaction consisting of anything other than capital stock or other securities of New Holdco or the surviving or resulting entity in such transaction, or (iii) $.01, and (c) providing that following a merger, consolidation or similar transaction involving New Holdco in which the holders of New Common Stock receive consideration in such transaction consisting of capital stock or other securities of New Holdco or the surviving or resulting entity in such transaction, the unexercised Series A Warrants will become exercisable for such consideration, and if such securities do not constitute freely tradeable securities in the hands of the Series A Warrant holders, then the holders of Series A Warrants shall be granted customary registration rights with respect to such capital stock or other securities issuable upon exercise of the Series A Warrants. The determination of fair market values set forth in subparts (b)(i) and (b)(ii) shall be made by a nationally recognized independent investment banking firm selected by New Holdco's board of directors and shall be final, conclusive and binding upon all parties.

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

         1.197 "SERIES B WARRANTS" means the warrants to acquire 957,447 shares in the aggregate of New Common Stock at a price of $25.83 per share exercisable for a period of five (5) years after the Effective Date to be issued by New Holdco pursuant to the Plan to holders of Class 7 General Unsecured Claims pursuant to a warrant agreement in form and substance substantially as is set forth in the form attached hereto as Exhibit E, which agreement shall include terms (a) providing for standard anti-dilution protection (including, but not limited to, protection for equity issuances at below fair market value, but excluding protection for shares of New Common Stock issued pursuant to the Long Term Incentive Plan, Employee Retention Plan and/or the Warrants), (b) requiring the redemption of all unexercised Series B Warrants for an amount per warrant equal to the greater of (i) the spread value (the fair market value of the transaction consideration less the exercise price), (ii) the fair market value of such Series B Warrants (determined using customary investment banking practices) at any time after thirty (30) days, but before ninety (90) days, following a merger, consolidation or similar transaction involving New Holdco, if the holders of New Common Stock receive consideration in such transaction consisting of anything other than capital stock or other securities of New Holdco or the surviving or resulting entity in such transaction, or (iii) $.01, and (c) providing that following a merger, consolidation or similar transaction involving New Holdco in which the holders of New Common Stock receive consideration in such transaction consisting of capital stock or other securities of New Holdco or the surviving or resulting entity in such transaction, the unexercised Series B Warrants will become exercisable for such consideration, and if such securities do not constitute freely tradeable securities in the hands of the Series B Warrant holders, then the holders of Series B Warrants shall be granted customary registration rights with respect to such capital stock or other securities issuable upon exercise of the Series B Warrants. The determination of fair market values set forth in subparts (b)(i) and (b)(ii) shall be made by a nationally recognized independent investment banking firm selected by New Holdco's board of directors and shall be final, conclusive and binding upon all parties.

         1.198 "SERVICER" has the meaning ascribed to it in Section 6.4 hereof.

         1.199 "SHORT TERM INCENTIVE PLAN" means that Annual Performance Plan maintained by the Debtors to compensate officers and employees by utilizing a direct financial incentive to encourage such officers and employees to achieve results that lead to a more effective operation of the business, administered by the Compensation Committee of HLI's Board of Directors and approved by the Bankruptcy Court on May 28, 2002, pursuant to its Order authorizing the Debtors to, among other things, continue employee benefit plans and programs postpetition.

         1.200 "SOLICITATION PROCEDURES ORDER" means the order of the Bankruptcy Court approved on February 20, 2003, pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on the Plan, as the same may have been amended or modified from time to time thereafter.

         1.201 "SUBORDINATED DEBT SECURITIES CLAIM" means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of a debt Security of any Debtor (including, but not limited to, Senior Notes and Subordinated Notes), or for damages arising from the purchase or sale of such a debt Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

         1.202 "SUBORDINATED EQUITY SECURITIES CLAIM" means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of an equity Security of any Debtor (including, but not limited to, Old Common Stock and Old Common Stock Options), or for damages arising from the purchase or sale of such an equity Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

         1.203 "SUBORDINATED SECURITIES CLAIM" means, collectively, all Subordinated Debt Securities Claims and all Subordinated Equity Securities Claims.

         1.204 "SUBORDINATED NOTE CLAIMS" means, collectively, all Claims of Claimholders arising under or pursuant to the Indentures (other than the Senior Notes Indenture).

         1.205 "SUBORDINATED NOTES" means, collectively, the 8.25% Subordinated Notes, the 9.125% Subordinated Notes and the 11% Subordinated Notes.

         1.206 "SUBORDINATED NOTES INDENTURES" means, collectively, the 8.25% Subordinated Notes Indenture, 9.125% Subordinated Notes Indentures and the 11% Subordinated Notes Indenture.

         1.207 "SUBORDINATED NOTES INDENTURE TRUSTEES" means, collectively, the 8.25% Subordinated Notes Indenture Trustee, 9.125% Subordinated Notes Indenture Trustee and the 11% Subordinated Notes Indenture Trustee.

         1.208 "SYNTHETIC LEASES" mean, collectively, the BMO Synthetic Leases, the CBL Synthetic Leases and the Dresdner Synthetic Lease.

         1.209 "SYNTHETIC LEASE CLAIMS" mean, collectively, the BMO Synthetic Lease Claim, the CBL Synthetic Lease Claim and the Dresdner Synthetic Lease Claim.

         1.210 "SYNTHETIC LEASE PROPERTY" means, collectively, the BMO Synthetic Lease Property, the CBL Synthetic Lease Equipment, and the Dresdner Synthetic Lease Property.

         1.211 "SYNTHETIC LESSORS" means, collectively, the BMO Synthetic Lessors, CBL and Dresdner.

         1.212 "SYNTHETIC LESSORS SECURED CLAIM" means the Secured Claims of the BMO Synthetic Lessors, CBL and Dresdner.

         1.213 "TRUST ADVISORY BOARD" means the board that is to be created pursuant to Section 10.4 of this Plan for the purpose of advising the Trustee with respect to decisions affecting the HLI Creditor Trust.

         1.214 "TRUST AGREEMENT" means that certain Trust Agreement which is to govern the HLI Creditor Trust, substantially in the form attached as Exhibit C to this Plan, pursuant to which, among other things, the Trust Assets shall be liquidated and distributed to the Claimholders in a manner consistent with the terms of this Plan.

         1.215 "TRUST ASSETS" means those assets owned by the HLI Creditor Trust including, without limitation, the Expense Advance to be paid to the HLI Creditor Trust pursuant to the Plan, the Trust Claims, and any and all proceeds of the foregoing and interest accruing with respect thereto, but excluding any and all Claims released under the Plan.

         1.216 "TRUST AVOIDANCE CLAIMS" mean those of the Avoidance Claims that are specifically listed on Exhibit N hereto and are to be transferred to the HLI Creditor Trust; provided that Retained Avoidance Claims and any and all claims released under the Plan are excluded from the foregoing.

         1.217    "TRUST CLAIMS" means Trust Avoidance Claims and D&O Claims.

         1.218 "TRUST EXPENSES" means all reasonable costs, expenses and fees incurred by the Trustee in the administration of its duties under the Trust Agreement, including, but not limited to, prosecution of Trust Claims, collection of Trust Recoveries and as otherwise contemplated by the Trust Agreement, and the reasonable and necessary expenses of the Trust Advisory Board in the administration of their duties under the Trust Agreement.

         1.219 "TRUST RECOVERIES" means any and all proceeds received by the HLI Creditor Trust from (a) the prosecution to, and collection of, a final judgment of a Trust Claim against a Person or (b) the settlement or other compromise of a Trust Claim against a Person, but does not include the Expense Advance.

         1.220 "TRUSTEE" means the trustee of the HLI Creditor Trust as contemplated by the Trust Agreement.

         1.221    "UNIMPAIRED" refers to any Claim which is not Impaired.

         1.222 "UNSECURED NOTES" means, collectively, the Senior Notes and the Subordinated Notes.

         1.223 "VOTING DEADLINE" means the deadline for voting on the Plan, as the same may from time to time be modified, set forth in the Solicitation Procedures Order.

         1.224 "WARRANTS" means, collectively, the Series A Warrants and Series B Warrants.

         1.225 "WORKERS' COMPENSATION PROGRAMS" means, collectively, the Insured Workers' Compensation Programs, the Ohio Workers' Compensation Program and the Michigan Workers' Compensation Programs.

C.       RULES OF INTERPRETATION

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or Exhibit filed or to be filed means such document or Exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply. In the event there are any inconsistencies between the Plan, the Plan Schedules or any other document contemplated herein to be created, executed or implemented pursuant to the Plan, the provisions of the Plan shall control. To the extent there is a conflict between the contents of the Disclosure Statement and the terms of the Plan, the terms of the Plan shall control.

D.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.       EXHIBITS

         All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 W. Wacker Drive, Chicago, Illinois 60606 (Attn: J. Eric Ivester, Esq.), counsel to the Debtors, by downloading such exhibits from the Court's website at www.deb.uscourts.gov., or on the Claims Agent's Internet website, www.bsillc.com. To the extent any
Exhibit is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the Plan shall control.

                                   ARTICLE II

                             ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS

         2.1 ADMINISTRATIVE CLAIMS. Subject to the provisions of Articles VIII and IX of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in any Reorganizing Debtor's Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the Reorganizing Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Reorganizing Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

         2.2 PRIORITY TAX CLAIMS. With respect to each Allowed Priority Tax Claim in any Reorganizing Debtor's Chapter 11 Case, at the sole option of the Reorganizing Debtors (or the Reorganized Debtors after the Effective Date), the Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at a fixed rate of 5% per annum from the Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Reorganizing Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Reorganizing Debtors (or the Reorganized Debtors after the Effective
Date) than the treatment set forth in subsection (a) above, or (c) payment in full in Cash; provided, however, that the treatment described in subsection 2.2(c) shall not be selected without the consent of the Prepetition Agent, which shall not be unreasonably withheld.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         3.1      INTRODUCTION.

         Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Reorganizing Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II herein.

         This Plan, though proposed jointly, constitutes a separate plan proposed by each Reorganizing Debtor. Therefore, except as expressly specified herein, the classifications set forth below shall be deemed to apply separately with respect to each plan proposed by each Reorganizing Debtor.

         3.2 UNIMPAIRED CLASS OF CLAIMS. Class 1 consists of all Other Priority Claims. Class 1 is deemed to have accepted the Plan and, therefore, is not entitled to vote.

         3.3 IMPAIRED CLASSES OF CLAIMS. Classes 2, 3a, 3b, 3c, 4, 5, 6, 7 are entitled to vote on the Plan. Classes 8a and 8b are deemed to have rejected the Plan and, therefore, are not entitled to vote.

                  (a) CLASS 2 - PREPETITION CREDIT FACILITY SECURED CLAIMS. Class 2 consists of the Prepetition Credit Facility Secured Claims. This Class is applicable only to the Chapter 11 Cases of HLI and the Debtors that guaranteed HLI's obligations under the Prepetition Credit Facility.

                  (b) CLASS 3 - SYNTHETIC LESSOR SECURED CLAIMS. Class 3 consists of separate subclasses for the Synthetic Lessor Secured Claims. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code. The unsecured portion of the Claims of the Synthetic Lessors shall be classified and treated as Class 7 Claims against the appropriate Debtor.

                           (1) CLASS 3A - BMO SYNTHETIC LEASE SECURED CLAIMS.
Class 3a consists of BMO Synthetic Lease Secured Claims. This Class is applicable only to HLI and the Debtors that guaranteed HLI's obligations under the BMO Synthetic Leases.

                           (2) CLASS 3B - CBL SYNTHETIC LEASE SECURED CLAIMS.
Class 3b consists of the CBL Synthetic Lease Secured Claims. This Class is applicable only to the Chapter 11 Cases of HLI and the Debtors that guaranteed HLI's obligations under the CBL-Other Equipment Synthetic Lease.

                           (3) CLASS 3C - DRESDNER SYNTHETIC LEASE SECURED
CLAIMS. Class 3c consists of the Dresdner Synthetic Lease Secured Claims. This Class is applicable only to the Chapter 11 Case of HLI.

                  (c) CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Class 4 consists of Miscellaneous Secured Claims that may exist against a particular Reorganizing Debtor.

                  (d) CLASS 5 - SENIOR NOTE CLAIMS. Class 5 consists of all Senior Note Claims and a portion of the Deficiency Claim of the BMO Synthetic Lessors in the amount of $5.0 million. This Class is applicable only to the Chapter 11 Cases of HLI and the Debtors that guaranteed HLI's obligations under the Senior Notes and the applicable Indenture.

                  (e) CLASS 6 - SUBORDINATED NOTE CLAIMS. Class 6 consists of all Subordinated Note Claims. This Class is applicable only to the Chapter 11 Cases of HLI and the Debtors that guaranteed HLI's obligations under the Subordinated Notes and the applicable Indenture.

                  (f) CLASS 7 - GENERAL UNSECURED CLAIMS. Class 7 consists of all General Unsecured Claims that may exist against a particular Debtor.

                  (g) CLASS 8 - SUBORDINATED SECURITIES CLAIMS. Class 8 consists of two separate subclasses for the Subordinated Securities Claims. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code. Each subclass is applicable only to the Chapter 11 Case of HLI. Both subclasses are deemed to have rejected the Plan and, therefore, neither subclass is entitled to vote.

                           (1)      CLASS 8a - SUBORDINATED DEBT SECURITIES
CLAIMS. Class 8a consists of all of all Subordinated Debt Securities Claims that may exist against a particular Debtor.

                           (2)      CLASS 8b - SUBORDINATED EQUITY SECURITIES
CLAIMS. Class 8b consists of all of all Subordinated Equity Securities Claims that may exist against a particular Debtor.

         3.4 IMPAIRED CLASS OF INTERESTS. Class 9 consists of Interests in the HLI Chapter 11 Case. Class 9 is deemed to have rejected this Plan and, therefore, is not entitled to vote.

                                   ARTICLE IV

                           PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS

         4.1 CLASS 1 (OTHER PRIORITY CLAIMS). Except as otherwise provided in and subject to Section 8.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (b) the date an Other Priority Claim becomes payable pursuant to any agreement between a Reorganizing Debtor (or a Reorganized Debtor) and the holder of such other Priority Claim, the holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Other Priority Claim, (x) Cash equal to the amount of such Allowed Other Priority Claim or (y) such other treatment as to which the applicable Reorganizing Debtor (or Reorganized Debtor) and such Claimholder shall have agreed in writing.

         4.2 CLASS 2 (PREPETITION CREDIT FACILITY SECURED CLAIMS). The consideration to be paid to the Prepetition Lenders and the release and waivers made by and in favor of the Prepetition Lenders as provided in the Plan represent a compromise and settlement, pursuant to Section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Credit Facility Secured Claims, including such Claims relating to alleged lien perfection issues. In the event the Plan is not confirmed or the Effective Date does not occur by July 1, 2003, or such later date as agreed by the Debtors, the Prepetition Agent, the Creditors' Committee and Apollo, such compromise and settlement shall be deemed to be null and void and nothing set forth in the Plan shall be deemed to alter, affect or limit the rights of any party. The treatment to be provided to the Prepetition Lenders under the Plan in full satisfaction, settlement and discharge of and in exchange for their Allowed Prepetition Credit Facility Secured Claim, is as follows:

                  (a) On the Effective Date, the Prepetition Credit Facility Secured Claim shall be deemed an Allowed Claim and each holder of an Allowed Prepetition Credit Facility Secured Claim shall receive its pro rata share of (i) the Prepetition Lenders' Payment Amount, (ii) $25 million of New Senior Notes or in lieu thereof, at the sole discretion of the Debtors, either Cash in the aggregate amount of $25 million or a combination of Cash and New Senior Notes in the aggregate amount of $25 million based upon the principal amount of New Senior Notes, (iii) 15,930,000 shares of New Common Stock (subject to dilution only by shares of New Common Stock issued pursuant to or on account of the Employee Retention Plan, the Long Term Incentive Plan and/or the Warrants), and (iv) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, 53.1% of the shares of New Preferred Stock or 53.1% shares of Reorganized HLI Stock, respectively. These distributions shall be made by the Disbursing Agent directly to the Prepetition Agent for immediate transmittal to the Prepetition Lenders without deduction, setoff or recoupment for anything except for reasonable actual out of pocket expenses of the Prepetition Agent for expenses incurred and outstanding prior to the Effective Date.

                  (b) On the Effective Date, or as soon thereafter as practicable, the Reorganizing Debtors shall replace, cash collateralize or provide back to back letters of credit for letters of credit issued under the Prepetition Credit Facility that are outstanding as of the Effective Date.

                  (c) As of the Effective Date, provided that the Effective Date occurs on or prior to July 1, 2003, the Prepetition Credit Facility Secured Claim shall be deemed an Allowed Claim in the aggregate amount of $822,840,729.30 exclusive of outstanding letters of credit and without deduction for the Fee and Expense Adequate Protection Payments.

                  (d) Each Prepetition Lender shall be entitled to retain that portion of the Capped Adequate Protection Payments and prepetition interest paid pursuant to the DIP Facility Order previously received by such Prepetition Lender.

                  (e) Each Prepetition Lender shall be deemed to have waived its right to any further Quarterly Adequate Protection Payments and/or Foreign Affiliate Adequate Protection Payments that may come due subsequent to January 31, 2003, but prior to July 1, 2003. In addition to amounts provided for in satisfaction of the Prepetition Credit Facility Secured Claim as set forth in this Section 4.2(e), the Prepetition Agent and the Prepetition Lenders shall be entitled to continue to receive Fee and Expense Adequate Protection Payments accruing through the Effective Date and to retain all previously received Fee and Expense Adequate Protection Payments without applying such amounts to reduce the Prepetition Credit Facility Secured Claim; provided, however, that any waivers or releases provided herein shall be deemed null and void in the event the Effective Date does not occur on or prior to July 1, 2003 or such other date as the Prepetition Agent may agree in writing.

         4.3 CLASS 3a (BMO SYNTHETIC LEASE SECURED CLAIMS). On the Effective Date, or as soon thereafter as practicable, the Allowed BMO Synthetic Lease Secured Claims, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed BMO Synthetic Lease Secured Claims, shall be accorded the following treatment:

                  (a) BMO SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE BMO-BOWLING GREEN SYNTHETIC LEASE. (i) Except as the BMO Synthetic Lessors and the Debtors shall have otherwise agreed, the Debtors shall surrender possession of the BMO-Bowling Green Synthetic Lease Property as of the Effective Date to permit a sale of the BMO-Bowling Green Synthetic Lease Property. The Debtors' court approved sales agent, with full cooperation of the Debtors, will market the BMO-Bowling Green Synthetic Lease Property for sale and the Debtors will carry the cost of maintenance and preservation of the BMO-Bowling Green Synthetic Lease Property during the sale process and shall be reimbursed from any net proceeds from such sale in excess of $6 million, if any. The Debtors' court approved sales agent will keep BMO on behalf of the BMO Synthetic Lessors fully apprised of the marketing process, including providing copies of the marketing materials, listing agreement, and expressions of interest and seeking approval from BMO on behalf of the BMO Synthetic Lessors of any offers to purchase. Holdover rent, if any, to be paid beginning on the first

Business Day of the calendar month following the Effective Date, on a monthly basis, in the amount of $26,000 ("Holdover Rent") through the date which the Debtors vacate the BMO-Bowling Green Synthetic Lease Property. In the event that the Debtors receive a bona fide offer to purchase the BMO-Bowling Green Synthetic Lease Property greater than or equal to $3 million and the property has been listed for sale for a period of at least nine months commencing from the earlier of the Effective Date or the date such property is listed for sale, and such offer is rejected by the BMO Synthetic Lessors, the cost of maintenance and preservation of the BMO-Bowling Green Synthetic Lease Property shall shift to the BMO Synthetic Lessors.

                           (ii)     Except as the BMO Synthetic Lessors and the
Debtors shall have otherwise agreed, the value of the BMO-Bowling Green Synthetic Lease Property for Plan purposes shall be $6.0 million as of the Effective Date (the "Kentucky Property Value"). The net proceeds realized from the sale of the BMO-Bowling Green Synthetic Lease Property (after deducting all applicable costs of sale, including but not limited to marketing costs, commissions, maintenance costs, and security costs relating to the BMO-Bowling Green Synthetic Lease Property) shall be retained by the BMO Synthetic Lessors, including any good faith or earnest money deposit which shall be deposited in an account subject to the lien and security interest of the BMO Synthetic Lessors and paid in cash to BMO on behalf of the BMO Synthetic Lessors on or before thirty (30) days after the closing date of any sale of the BMO-Bowling Green Synthetic Lease Property. As part of the settlement and compromise and in consideration for the settlement with the BMO Synthetic Lessors, the Debtors shall also convey, or cause CBL to convey, a first and sole lien and security interest to the BMO Synthetic Lessors in the CBL Synthetic Lease Equipment located on the BMO-Bowling Green Synthetic Lease Property and presently the subject of the CBL-Air Conditioner Synthetic Lease, and such shall be additional mortgaged property and collateral to be sold for the benefit of the BMO Synthetic Lessors. The BMO-Bowling Green Synthetic Lease Property shall be sold for the benefit of the BMO Synthetic Lessors as a secured lender with the full cooperation and assistance of the Debtors. The proceeds of the sale shall be paid to BMO on behalf of the BMO Synthetic Lessors less sale costs and such other costs as set forth herein. The Debtors shall be responsible to pay any property tax and mechanics liens on the BMO-Bowling Green Synthetic Lease Property to the party or authority entitled to receive such payment; provided, however, that if the Debtors dispute in good faith such property taxes or mechanics liens, the Debtors shall contest them by appropriate proceedings and shall provide an indemnity, in form and substance acceptable to the title company, with respect to such property taxes and mechanics liens. The payment of the net sale proceeds realized from the sale of the BMO-Bowling Green Synthetic Lease Property shall be in full satisfaction and discharge of the BMO Synthetic Lease Secured Claim on account of the BMO-Bowling Green Synthetic Lease Property.

                  (b) BMO SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE BMO-NORTHVILLE SYNTHETIC LEASE. (i) Except as the BMO Synthetic Lessors and the Debtors shall have otherwise agreed, all Allowed BMO Synthetic Lease Secured Claims arising under the BMO-Northville Synthetic Lease shall be satisfied in full, settled, released, and discharged and exchanged for rights and claims against the Reorganized Debtors under the Amended and Restated

BMO-Northville Synthetic Lease (a form of which will be filed by the Exhibit Filing Date as the amended and restated Exhibit J); provided, however, that (A) the principal amount of the Amended and Restated BMO-Northville Synthetic Lease shall be $22.6 million, (B) the interest rate of the Amended and Restated BMO-Northville Synthetic Lease shall be the greater of LIBOR + 400 basis points and 5%, (C) the term of the Amended and Restated BMO-Northville Synthetic Lease shall be 5 years (subject to a purchase option described in clause (I) below) with two one year renewal options exercisable solely at the option of the Debtors, (D) the principal shall be amortized in an amount equal to 1% of the principal amount each year during the term of the Amended and Restated BMO-Northville Synthetic Lease, (E) a first mortgage and security interest on the BMO-Northville Synthetic Lease Property shall continue in favor of the BMO Synthetic Lessors, (F) no junior liens or security interests shall be created under the Amended and Restated BMO-Northville Synthetic Lease, (G) subsidiary guarantees shall be made available but only to the extent permitted by the lenders under the New Credit Facility (which consent the Debtors have obtained in principle), (H) the covenants in the Amended and Restated BMO-Northville Synthetic Lease shall be in keeping with those typically provided in single property mortgage financing transactions, and (I) the Amended and Restated BMO-Northville Synthetic Lease shall provide that Reorganized HLI shall have (1) the right to purchase the BMO-Northville Synthetic Lease Property at any time during the term of the Amended and Restated BMO-Northville Synthetic Lease by payment of the remaining principal amount thereof and any accrued and unpaid interest thereon and any expenses that the BMO Synthetic Lessors paid on behalf of the Debtors that are reimbursable under the Amended and Restated BMO-Northville Synthetic Lease and (2) the obligation to purchase the BMO-Northville Synthetic Lease Property upon expiration of the Amended and Restated BMO-Northville Synthetic Lease by payment of the remaining principal amount thereof and any accrued and unpaid interest thereon and any expenses that the BMO Synthetic Lessors paid on behalf of the Debtors that are reimbursable under the Amended and Restated BMO-Northville Synthetic Lease.

                           (ii)     Reorganized HLI shall (i) take over the
defense of the Wayne County civil action pending in the U.S. District Court for the Eastern District of Michigan seeking payment of approximately $747,000 for costs of property improvements of the BMO-Northville Synthetic Lease Property, and (ii) indemnify the BMO Synthetic Lessors for any costs, including attorneys fees, which were incurred by the BMO Synthetic Lessors prior to the date that Reorganized HLI assumed the defense of the action, and any amounts payable to Wayne County and/or the BMO Synthetic Lessors in connection with such action. Reorganized HLI shall reimburse the BMO Synthetic Lessors for any indemnified costs in the form of cash payment to be made by Reorganized HLI to BMO on behalf of the BMO Synthetic Lessors within 30 days of receipt of demand for indemnification from the BMO Synthetic Lessors, any such obligation to be treated as an additional part of the secured obligation to the BMO Synthetic Lessors or Administrative Claim against Reorganized HLI.

                  (c) ALLOWED UNSECURED CLAIM. The BMO Synthetic Lessors shall be deemed to have an Allowed General Unsecured Claim in the amount of $8.1 million, provided that the BMO Synthetic Lessors shall assign $5.0 million of such Claim to the holders of the Class 5 Senior Note

Claims in exchange for treatment as the holder an Allowed Claim in the amount of $5.0 million in Class 5. The remaining Claim of the BMO Synthetic Lessors in the amount of $3.1 million shall be treated as a Class 7 General Unsecured Claim in accordance with the terms of the Plan.

                  (d) ADEQUATE PROTECTION/ADMINISTRATIVE CLAIM. In consideration of settlement of Claims and issues relating to payment for use or adequate protection or rent due to the BMO Synthetic Lessors, the Debtors shall pay to BMO on behalf of the BMO Synthetic Lessors, a sum equal to 46.5% of prepetition and postpetition interest through the Effective Date at the nondefault rate payable in three (3) equal payments on (i) a date no later than twenty (20) days after the Effective Date, (ii) on the first Business Day following the 90th day after the Effective Date, and (iii) on the first Business Day following the 120th day after the Effective Date. In addition, the Debtors shall reimburse the BMO Synthetic Lessors for up to $400,000 on account of legal fees incurred by the BMO Synthetic Lessors in connection with the Chapter 11 Cases on a date no later than 20 days following the Effective Date. The BMO Synthetic Lessors shall provide actual invoices detailing such legal fees to the Debtors for their review and approval. These payments shall be deemed cash payments constituting adequate protection or use of property and such payments shall be entitled to an Administrative Claim status.

         4.4 CLASS 3b (CBL SYNTHETIC LEASE SECURED CLAIMS). On the Effective Date, or as soon thereafter as practicable, the Allowed CBL Synthetic Lease Secured Claims, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed CBL Synthetic Lease Secured Claims, shall be accorded the following treatment:

                  (a) CBL SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE CBL-AIR CONDITIONER SYNTHETIC LEASE. On the Effective Date, except as CBL and the Debtors shall have otherwise agreed, all CBL Synthetic Lease Secured Claims arising under the CBL-Air Conditioner Synthetic Lease shall be deemed to be Allowed Claims in the aggregate amount of $650,000 and CBL shall receive in full satisfaction, settlement, release, and discharge of and in exchange for the CBL Synthetic Lease Secured Claims with respect to the CBL-Air Conditioner Synthetic Lease (i) Cash in the aggregate amount of $650,000 and (ii) Allowed General Unsecured Claim in an amount equal to $1.05 million. CBL's Allowed General Unsecured Claim provided for under this Section 4.4(a) shall be treated as a Class 7 General Unsecured Claim in accordance with the terms of the Plan.

                  (b) CBL SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE CBL-OTHER EQUIPMENT SYNTHETIC LEASE. (i) On the Effective Date, except as CBL and the Debtors shall have otherwise agreed, all CBL Synthetic Lease Secured Claims arising under the CBL-Other Equipment Synthetic Lease shall be deemed to be Allowed Claims in the aggregate amount of $23 million and CBL shall receive in full satisfaction, settlement, release, and discharge of and in exchange for the CBL Synthetic Lease Secured Claims with respect to the CBL Other Equipment Synthetic Lease a secured promissory note in the principal amount of $23 million issued under the New Credit Facility to be entered into by the Reorganized Debtors on the effective date of the Plan, which promissory note will have the same terms and be secured by the same collateral that will secure the Term B Loans under the New Credit Facility.

                           (ii)     Except as CBL and the Debtors shall have
otherwise agreed, CBL, as holder of Allowed CBL Synthetic Lease Secured Claims arising under the CBL-Other Equipment Synthetic Lease, shall be entitled to an Allowed General Unsecured Claim in an amount equal to $2.1 million. CBL's Allowed General Unsecured Claim provided for under this Section 4.4(b)(ii) shall be treated as a Class 7 General Unsecured Claim in accordance with the terms of the Plan.

         4.5 CLASS 3c (DRESDNER SYNTHETIC LEASE SECURED CLAIMS). Except as Dresdner and the Debtors shall have otherwise agreed, on the Effective Date, all Allowed Dresdner Synthetic Lease Secured Claims shall be, in the discretion of the Reorganized Debtors, either: (a) satisfied in full, settled, released, and discharged and exchanged for rights and claims against the Reorganized Debtors under the Amended and Restated Dresdner Synthetic Lease (a form of which is attached hereto as Exhibit L); provided, however, that (i) the principal amount of the Amended and Restated Dresdner Synthetic Lease shall be approximately $8.35 million, (ii) the interest rate shall be LIBOR + 150 basis points, (iii) the Amended and Restated Dresdner Synthetic Lease shall have a term of five (5) years from the Effective Date, (iv) 50% of the principal amount outstanding under the Amended and Restated Dresdner Synthetic Lease shall commence amortization on a straight-line basis on December 1, 2004 and continue amortizing through the remaining term thereof, and (v) the Amended and Restated Dresdner Synthetic Lease shall provide that Reorganized HLI shall have (A) the right to purchase the Dresdner Synthetic Lease Property at anytime during the term by payment of the remaining principal amount thereof and any accrued and unpaid interest thereon and (B) the obligation to purchase the Dresdner Synthetic Lease Property upon expiration of the Amended and Restated Dresdner Synthetic Lease by payment of the remaining principal amount thereof and any accrued and unpaid interest thereon; or (b) paid in full in Cash, subject to the consent of the Prepetition Agent, the Creditors' Committee and Apollo, which consent shall not be unreasonably withheld.

         4.6 CLASS 4 (MISCELLANEOUS SECURED CLAIMS). Except as otherwise provided in and subject to Section 8.10 herein, and unless the holder of an Allowed Miscellaneous Secured Claim and the Reorganizing Debtors shall have otherwise agreed, the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders with respect to Allowed Miscellaneous Secured Claims shall be Reinstated on the Effective Date. The Debtors' failure to object to such Miscellaneous Secured Claims in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Reorganizing Debtors or the Reorganized Debtors, as the case may be) when and if such Claims are sought to be enforced by the Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of the Reorganizing Debtors held by or on behalf of the Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective

Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Miscellaneous Secured Claimholder are paid in full, subject to the consent of the Prepetition Agent, the Creditors' Committee and Apollo, which consent shall not be unreasonably withheld.

         4.7 CLASS 5 (SENIOR NOTE CLAIMS). On the Effective Date, the Senior Note Claims shall be deemed Allowed Claims in the aggregate amount of $316,130,000. On the first Periodic Distribution Date, the Disbursing Agent shall deliver directly to the Senior Notes Indenture Trustee for distribution to each holder of Senior Notes as of the Record Date pursuant to the Senior Notes Indenture, or with respect to the BMO Synthetic Lessors, directly to the BMO Synthetic Lessors, in full satisfaction, settlement, release, and discharge of and in exchange for each Senior Note Claim a distribution of: (a) such Claimholder's Pro Rata amount of 13,470,000 shares of New Common Stock (subject to dilution only by shares of New Common Stock issued pursuant to or on account of the Employee Retention Plan, the Long Term Incentive Plan, the Series A Warrants and/or the Series B Warrants); (b) such Claimholders' Pro Rata share of the Remaining Senior Note Proceeds; (c) such Claimholder's Pro Rata share of the distributions to be made on a $5.0 million portion of the BMO Synthetic Lessors' Allowed Class 7 General Unsecured Claim all as is more specifically described in
Section 4.3(c) of this Plan; (d) with respect to Senior Notes only, subject to certain repayment obligations to be owed by the HLI Creditor Trust to the Reorganized Debtors as set forth in Section 10.6 herein, Cash in the aggregate amount of $250,000, and (e) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, such Claimholder's Pro Rata amount of either 44.9% of the shares of New Preferred Stock or 44.9% of the shares of Reorganized HLI Stock, respectively. A holder of an Allowed Senior Note Claim also shall have a right to receive distributions from the HLI Creditor Trust of such Claimholder's Pro Rata share of one-third (1/3) of the Net Trust Recoveries, subject to certain repayment obligations to be owed by the HLI Creditor Trust to the Reorganized Debtors as set forth in Section 10.6 herein; provided, however, that the amount of Net Trust Recoveries payable to a holder of an Allowed Senior Note Claim shall not exceed such Claimholder's Class 5 Trust Distribution Amount. In the event that all Class 5 Trust Distribution Amounts are fully paid and satisfied, the remaining Net Trust Recoveries, if any, payable to holders of Allowed Senior Note Claims shall be paid on a Pro Rata basis to holders of Allowed Subordinated Note Claims and Allowed General Unsecured Claims.

         4.8 CLASS 6 (SUBORDINATED NOTE CLAIMS). If, and only if, Class 6 votes to accept the Plan, on the Effective Date, the Subordinated Note Claims shall be deemed Allowed Claims in the aggregate amount of $885,919,552. The subordination provisions in the Indentures shall be given effect so that the distributions to which holders of Subordinated Note Claims would otherwise be entitled to receive will be distributed directly to the holders of Prepetition Credit Facility Secured Claims and Senior Note Claims until such Claims are paid in full together with such interest, fees and other charges which such Claimholders may be entitled to receive, to be determined as if the Chapter 11 Cases had not been commenced. Notwithstanding the foregoing, if Class 6 votes to accept the Plan, the subordination provisions in the Indentures shall be deemed to be waived (only to the extent necessary) for the limited purpose of allowing the holders of Allowed Subordinated

Notes Claims to receive distributions of Series A Warrants and Net Trust Recoveries as set forth in this Section 4.8. If and only if Class 6 votes to accept the Plan, on the first Periodic Distribution Date, the Disbursing Agent shall deliver directly to the Subordinated Notes Indenture Trustees for distribution to each holder of Subordinated Notes pursuant to the Subordinated Notes Indentures, in full satisfaction, settlement, release, and discharge of and in exchange for such Subordinated Note Claim, a distribution of: (a) such Claimholder's Pro Rata amount of the Series A Warrants (subject to dilution only by shares of New Common Stock issued pursuant to or on account of the Employee Retention Plan or the Long Term Incentive Plan, the Series A Warrants and/or the Series B Warrants); and (b) subject to certain repayment obligations to be owed by the HLI Creditor Trust to the Reorganized Debtors as set forth in Section
10.6 herein, Cash in the aggregate amounts of (i) $125,000 with respect to the 8.25% Subordinated Notes, (ii) $125,000 with respect to the 9.125% Subordinated Notes, and (iii) $125,000 with respect to the 11% Subordinated Notes. If and only if Class 6 votes to accept the Plan, a holder of an Allowed Subordinated Note Claim also shall have a right to receive distributions from the HLI Creditor Trust of such Claimholder's Pro Rata share of one-third (1/3) of the Net Trust Recoveries, subject to certain repayment obligations to be owed by the HLI Creditor Trust to the Reorganized Debtors as set forth in Section 10.6 herein; provided, however, that the amount of Net Trust Recoveries payable to a holder of an Allowed Subordinated Note Claim shall not exceed such Claimholder's Class 6 Trust Distribution Amount. In the event that all Class 6 Trust Distribution Amounts are fully paid and satisfied, the remaining Net Trust Recoveries, if any, payable to holders of Allowed Subordinated Note Claims shall be paid on a Pro Rata basis to holders of Allowed Senior Note Claims and Allowed General Unsecured Claims.

         4.9 CLASS 7 (GENERAL UNSECURED CLAIMS). Except as otherwise provided in and subject to Section 8.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date a General Unsecured Claim becomes payable pursuant to any agreement between a Reorganizing Debtor (or a Reorganized Debtor) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Claimholder, in full satisfaction, settlement, release, and discharge of and in exchange for each and every General Unsecured Claim of such Claimholder: (x) a distribution of such Claimholder's Pro Rata amount of 600,000 shares of New Common Stock (subject to dilution only by shares of New Common Stock issued pursuant to or on account of the Employee Retention Plan, the Long Term Incentive Plan, the Series A Warrants and/or the Series B Warrants); (y) a distribution of such Claimholder's Pro Rata amount of the Series B Warrants (subject to dilution only by shares of New Common Stock issued pursuant to or on account of the Employee Retention Plan or the Long Term Incentive Plan and/or the Series A Warrants); and (z) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, such Claimholder's Pro Rata amount of either 2% of the shares of New Preferred Stock or 2% of the shares of Reorganized HLI Stock, respectively. A holder of an Allowed General Unsecured Claim also shall have the right to receive distributions from the HLI Creditor Trust of a Pro Rata share of one-third (1/3) of the Net Trust Recoveries; provided, however, that the amount of Net Trust Recoveries payable to a holder of an Allowed General Unsecured Claim shall not exceed such Claimholder's Class 7 Trust Distribution Amount. In the event that all Class 7 Trust Distribution

Amounts are fully paid and satisfied, the remaining Net Trust Recoveries, if any, payable to holders of Allowed General Unsecured Claims shall be paid on a Pro Rata basis to holders of Allowed Senior Note Claims and Allowed Subordinated Note Claims.

         4.10 CLASS 8a (SUBORDINATED DEBT SECURITIES CLAIMS). HLI'S CHAPTER 11 CASE. Subordinated Debt Securities Claims shall be cancelled, released, and extinguished. Except as otherwise provided in and subject to Section 8.10 herein, if, and only if, all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts and Class 7 Trust Distribution Amounts are fully paid and satisfied from distributions of Net Trust Recoveries from the HLI Creditor Trust, then a holder of an Allowed Subordinated Debt Securities Claim shall have a right to receive distributions from the HLI Creditor Trust of such Claimholders' Pro Rata share of the remaining Net Trust Recoveries available after paying all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts and Class 7 Trust Distribution Amounts; provided, however, that the amount of Net Trust Recoveries payable to a holder of an Allowed Subordinated Debt Securities Claim shall not exceed such Claimholder's Class 8a Trust Distribution Amount. The Debtors believe that Net Trust Recoveries will not be sufficient to fully pay and satisfy all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts and Class 7 Trust Distribution Amounts and, therefore, the Plan provides that holders of Class 8a Subordinated Debt Securities Claims are not receiving a distribution.

         4.11 CLASS 8b (SUBORDINATED EQUITY SECURITIES CLAIMS). HLI'S CHAPTER 11 CASE. Subordinated Equity Securities Claims shall be cancelled, released, and extinguished. Except as otherwise provided in and subject to
Section 8.10 herein, if, and only if, all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts, Class 7 Trust Distribution Amounts and Class 8a Trust Distribution Amounts are fully paid and satisfied from distributions of Net Trust Recoveries from the HLI Creditor Trust, then a holder of an Allowed Subordinated Equity Securities Claim shall have a right to receive distributions from the HLI Creditor Trust of such Claimholders' Pro Rata share of the remaining Net Trust Recoveries available after paying all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts, Class 7 Trust Distribution Amounts and Class 8a Trust Distribution Amounts; provided, however, that the amount of Net Trust Recoveries payable to a holder of an Allowed Subordinated Equity Securities Claim shall not exceed such Claimholder's Class 8b Trust Distribution Amount. The Debtors believe that Net Trust Recoveries will not be sufficient to fully pay and satisfy all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts, Class 7 Trust Distribution Amounts and Class 8a Trust Distribution Amounts and, therefore, the Plan provides that holders of Class 8b Subordinated Equity Securities Claims are not receiving a distribution.

         4.12 CLASS 9 (INTERESTS IN HLI). Interests in HLI shall be cancelled, released, and extinguished, and holders of such Interests shall receive no distribution. If, and only if, all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts, Class 7 Trust Distribution Amounts, Class 8a Trust Distribution Amounts and Class 8b Trust Distribution Amounts are fully paid and satisfied from distributions of Net Trust Recoveries from the HLI Creditor Trust, then a holder of an Allowed Interest in HLI shall have a right to receive distributions from the HLI Creditor Trust of such Claimholders' Pro Rata share of the remaining Net Trust Recoveries available after paying all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts, Class 7 Trust Distribution Amounts, Class 8a Trust Distribution Amounts and Class 8b Trust Distribution Amounts. The Debtors believe that Net Trust Recoveries will not be sufficient to fully pay and satisfy all Class 5 Trust Distribution Amounts, Class 6 Trust Distribution Amounts, Class 7 Trust Distribution Amounts, Class 8a Trust Distribution Amounts, and Class 8b Trust Distribution Amounts and, therefore, the Plan provides that holders of Class 9 Interests in HLI are not receiving a distribution. On the Effective Date, Interests in all other Reorganizing Debtors shall be Reinstated, subject to the Restructuring Transactions.

         4.13 INTERCOMPANY CLAIMS. All Intercompany Claims will, in the sole discretion of the applicable Reorganizing Debtor or Reorganized Debtor, (a) be preserved and Reinstated, (b) be released, waived and discharged as of the Effective Date, or (c) be contributed to the capital of the obligor corporation.

         4.14 RESERVATION OF RIGHTS. Except as otherwise explicitly provided in the Plan, nothing will affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment of Unimpaired Claims. Except to the extent a Reorganized Debtor expressly assumes an obligation or liability of a Debtor or another Reorganized Debtor, the Plan will not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Debtor or Reorganized Debtor, and from and after the Effective Date, each Reorganized Debtor, subject to the Restructuring Transactions, will be separately liable for its own obligations.

                                    ARTICLE V

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     IMPAIRED CLASSES OF CLAIMS OR INTERESTS

         5.1 IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE. Except as otherwise provided in the Solicitation Procedures Order and Sections
5.3 and 6.11 of the Plan, each Impaired Class of Claims that will receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Pursuant to section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the holders of Allowed Claims of such Class actually voting on the Plan have voted to accept the Plan.

         5.2 PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES. Class 1 Other Priority Claims are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders are conclusively presumed to have accepted the Plan, and the votes of such Claimholders will not be solicited.

         5.3 CLASSES DEEMED TO REJECT PLAN. Because holders of Class 8 Subordinated Securities Claims and Class 9 Interests are not receiving a distribution on account of such Claims and Interests under the Plan, they are conclusively presumed to have rejected the Plan, and the votes of such holders will not be solicited.

         5.4 CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE. To the extent that any Impaired Class entitled to vote rejects the Plan or is deemed to have rejected it, the Reorganizing Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

         5.5 CONFIRMABILITY AND SEVERABILITY OF A PLAN. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Reorganizing Debtor. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Reorganizing Debtor; provided, however, that any such alteration, amendment or modification that adversely affects the Prepetition Agent, the Prepetition Lenders, the Creditors' Committee and/or Apollo shall be subject to the consent of the Prepetition Agent (in the case of alterations, amendments or modifications that adversely affect the Prepetition Agent or the Prepetition Lenders), the Creditors' Committee (in the case of alterations, amendments or modifications that adversely affect creditors holding Senior Note Claims, Subordinated Note Claims or General Unsecured Claims) and/or Apollo (in the case of alterations, amendments or modifications that adversely affect the holders of Senior Note Claims). A determination by the Bankruptcy Court that the Plan, as it applies to any particular Reorganizing Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect (a) the confirmability of the Plan as it applies to any other Reorganizing Debtor or (b) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         6.1 CONTINUED CORPORATE EXISTENCE. Subject to the New Holding Company Formation, as may be modified by either the Asset Transfer Modification or Additional Equity Modification, the Merger and the Restructuring Transactions, each of the Reorganizing Debtors shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which it is incorporated and pursuant to the certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

         6.2 CORPORATE ACTION. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

         6.3 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation and bylaws of each of the Reorganized Debtors shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The articles of New Holdco shall among other things: (a) authorize 100,000,000 shares of New Common Stock, $0.01 par value per share; (b) authorize 1,000,000 shares of preferred stock; (c) authorize the Warrants; and (d) pursuant to section 1123(a)(6) of the Bankruptcy Code, add (x) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date, and, if applicable, (y) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The form of Certificate of Incorporation of New Holdco is attached hereto as Exhibit F, and the form of bylaws of New Holdco is attached hereto as Exhibit G, both of which shall be reasonably acceptable to the Prepetition Agent, the Creditors' Committee and Apollo.

         6.4 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Reorganizing Debtors or ownership interest in HLI, and all options warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed, contractual, legal, equitable or otherwise) to acquire any of the foregoing, except such notes or other instruments evidencing indebtedness or obligations of the Reorganizing Debtors that are Reinstated under the Plan, shall be cancelled, and (b) the obligations of or Claims against the Reorganizing Debtors and Interests in HLI under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of Incorporation or similar document governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Reorganizing Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Reorganizing Debtors that are Reinstated under the Plan, as the case may be, shall be released and discharged; provided, however, that the Indentures and any other agreement that governs the rights of the Claimholders and that is administered by an indenture trustee, an agent, or a servicer (each hereinafter referred to as a "Servicer") shall continue in effect solely for purposes of (i) allowing such Servicer to make the distributions to be made on account of such Claims under the Plan as provided in
Article VIII of the Plan, (ii) preserving for such Servicer any rights, including indemnification rights, it may have with respect to the Claimholders under such Indenture or other agreement, and (iii) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under such Indenture or other agreement; provided, further, that the preceding provision shall not affect the discharge of Claims against or Interests in the Reorganizing Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors shall not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except (i) to reimburse the Prepetition Agent in its capacity as Prepetition Agent for the Prepetition Lenders for reasonable fees and expenses up to an aggregate amount of $1 million incurred in connection with Causes of Action brought by third parties against the Prepetition Agent in its capacity as Prepetition Agent for the Prepetition Lenders, if any, which are not released pursuant to the Plan, or (ii) as expressly provided in Section 8.6 hereof; provided, however, that nothing herein shall preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such Indenture or other agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court. Notwithstanding the foregoing, the provisions of the Prepetition Credit Agreement governing the relationship of the Prepetition Agent and the Prepetition Lenders, including, without limitation, those provisions relating to the Prepetition Agent's rights of indemnity from the Prepetition Lenders, shall not be affected by the Plan, Confirmation or the occurrence of the Effective Date.

         6.5      NEW HOLDING COMPANY FORMATION.

                  (a) On or prior to the Effective Date, the Reorganizing Debtors shall enter into the following transactions in the following order (collectively, the "New Holding Company Formation"):

                           (i) New Holdco will be incorporated as a new corporation;

                           (ii) New Holdco will cause New Parent Company to be incorporated as a new wholly-owned subsidiary, and New Holdco will contribute Cash, the New Common Stock, Series A Warrants (if Class 6 votes to accept the Plan) and Series B Warrants to New Parent Company;

                           (iii) New Parent Company will in turn cause New Operating Company to be incorporated as a new wholly-owned subsidiary, and will contribute the Cash, the New Common Stock, Series A Warrants (if Class 6 votes to accept the Plan) and Series B Warrants received from New Holdco to New Operating Company; and

                           (iv) HLI will merge (the "Merger") with and into New Operating Company pursuant to an agreement (the "Merger Agreement"), with New Operating Company surviving.

                  (b) New Operating Company will distribute the (i) Prepetition Lenders' Payment Amount, (ii) New Common Stock, (iii) Series A Warrants (if Class 6 votes to accept the Plan), (iv) Series B Warrants and, (v) $25 million of New Senior Notes or, in lieu thereof, at the sole discretion of the Debtors, either Cash in an aggregate amount of $25 million or a combination of Cash and New Senior Notes equal to $25 million, to holders of Allowed Claims in exchange for their Allowed Claims pursuant to the provisions of the Plan.

                  (c) New Operating Company will elect pursuant to Internal Revenue Code section 338 to treat the acquisition of the stock of HLI's subsidiary corporations pursuant to the Merger as if New Operating Company acquired the assets owned by such subsidiaries at their respective fair market values.

                  (d) Notwithstanding the foregoing, subject to the consent of the Prepetition Agent, Apollo and the Creditors' Committee, which consent shall not be unreasonably withheld, the Debtors may determine to enter into one of two modifications to the New Holding Company Formation.

                           (i) Pursuant to the first potential modification (the "Asset Transfer Modification"), instead of entering into the Merger Agreement and implementing the Merger, the Debtors may cause HLI to transfer substantially all of its assets to New Operating Company in exchange for Cash, New Common Stock, Series A Warrants (if Class 6 votes to accept the Plan) and Series B Warrants which shall be distributed to holders of Allowed Claims in exchange for such Claims pursuant to the provisions of the Plan. The remaining assets of HLI would be retained by Reorganized HLI. In addition, Reorganized HLI would issue the Reorganized HLI Stock to holders of Allowed Claims in Classes 2, 5 and 7 such that those holders would own all of the Reorganized HLI Stock in the same proportion in which they own the New Common Stock.

                           (ii)     Pursuant to the second potential
         modification (the "Additional Equity Modification"), New Operating Company would issue the New Preferred Stock and pursuant to the Merger Agreement and this Plan, HLI would merge with and into New Operating Company and New Operating Company would distribute (x) the Cash, New Common Stock, Series A Warrants (if Class 6 votes to accept the Plan) and Series B Warrants received from New Holdco to holders of Allowed Claims in exchange for their Allowed Claims and (y) the New Preferred Stock to holders of Allowed Claims in Classes 2, 5 and 7 such that those holders would own all of the New Preferred Stock in the same proportion in which they own the New Common Stock.

                  (e) Notwithstanding the foregoing provisions, if the Debtors determine that the New Holding Company Formation, as may be modified by either the Asset Transfer Modification or Additional Equity Modification, is undesirable, then the Debtors shall not enter into such transactions. Instead, the shares and warrants distributed to Claimholders pursuant to the Plan shall be, respectively, shares of, and warrants to purchase shares of, Reorganized HLI rather than shares of, and warrants to purchase shares, of New Holdco, and Reorganized HLI shall remain the parent corporation of the Reorganized Debtors. The Debtors shall give the Prepetition Agent, the Creditors' Committee and Apollo notice of any decision not to enter into the New Holding Company Formation at least ten (10) days prior to the Effective Date.

         6.6      DIRECTORS AND OFFICERS.

                  (a) The existing senior officers of the Debtors shall serve as senior officers of New Holdco in their current capacities after the Effective Date, subject to the terms of the applicable employment agreements and the rights of the Boards of Directors.

                  (b) On the Effective Date, the term of the current members of the board of directors of HLI shall expire. From and after the Effective Date, the initial board of directors of New Holdco shall consist of seven (7) directors. The initial board of directors of New Holdco shall include Curtis Clawson (or in the event of his death, incapacity, resignation or dismissal, the chief executive officer of HLI). The remaining six (6) members of the initial board of directors of New Holdco shall be selected by the Prepetition Lenders and the Senior Noteholders based upon the relative holdings of the Prepetition Credit Facility and Senior Notes, respectively. Specifically, three (3) directors of New Holdco shall be selected by the Prepetition Agent and the Ad Hoc Prepetition Lender Steering Committee on behalf of the Prepetition Lenders, of which one (1) director shall be designated by the Ad Hoc Prepetition Lender Steering Committee and the other two (2) directors shall be designated by the mutual agreement of the Prepetition Agent and the Ad Hoc Prepetition Lender Steering Committee (with both such parties having an equal vote); provided that the two parties designated for those two director positions shall have participated prior to their designation in the background screening and interview process administered by the professional recruiting firm of Spencer Stuart Management Consultants N.V. Two (2) directors shall be selected by Apollo, with the advice and participation of the Senior Noteholders that express an interest to Apollo in participating in such process based upon their respective holdings of Senior Notes and the number of shares of New Common Stock that they will receive under the Modified Plan, and one (1) director (the "Jointly Designated Director") shall be selected by mutual agreement of (x) the Prepetition Agent and the Ad Hoc Prepetition Lender Steering Committee and (y) Apollo, with the advice and participation of Senior Noteholders that express an interest to Apollo in participating in such process based upon their respective holdings of Senior Notes and the number of shares of New Common Stock that they will receive under the Modified Plan; provided that the party designated for that director position shall previously have participated in the background screening and interview process administered by the professional recruiting firm of Spencer Stuart Management Consultants N.V.; and provided further that the board of directors, collectively, including any required committee thereof, shall comply with any other qualification, experience, and independence requirements under applicable law, including the Sarbanes-Oxley Act of 2002 and the rules then in effect of the stock exchange or quotation system (including the benefit of any transition periods available under applicable law) on which New Common Stock is listed or is anticipated to be listed, when such stock is listed. Thereafter, the board of directors of New Holdco shall be subject to the provisions of the certificate of incorporation and bylaws of New Holdco.

                  (c) The Persons designating board members shall file with the Bankruptcy Court and give to each other and the Debtors written notice of the identities of such members on a date that is not less than ten (10) days prior to the Voting Deadline; provided, however, that if and to the extent that any party fails to file and give such notice by such date, they may otherwise give notice of the designation of any board members prior to or at the Confirmation Hearing. In the event that certain members of the board of directors have not been designated prior to or at the Confirmation Hearing, then the total number of directors that have been designated as of the Confirmation Hearing shall be deemed to comprise the board of directors of New Holdco until such time as the un- designated members ultimately are designated; provided that at least five (5) members of the board of directors of New Holdco have been designated prior to or at the Confirmation Hearing. After the notices of the identities of the new board members are filed with the Bankruptcy Court, the Claims Agent shall post such notices on its Internet website at www.bsillc.com.

                  (d) Pursuant to the certificate of incorporation of New Holdco, the board of directors of New Holdco will be divided into three classes, with each class consisting, as nearly as possible, of an equal number of directors. Class I shall consist of the Chief Executive Officer of New Holdco and the Jointly Designated Director. Class II shall consist of one of the directors designated by Apollo, pursuant to process set forth in Section 6.6(b) herein, and the director designated by the Ad Hoc Prepetition Lender Steering Committee. Class III will consist of the second director designated by Apollo and the two directors selected pursuant to the mutual agreement of the Prepetition Agent and the Ad Hoc Prepetition Lender Steering Committee. Only one class of directors will be slated for election each year and directors may be removed from the board for cause.

         6.7 EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS.

                  (a) Upon the occurrence of the Effective Date, the Reorganized Debtors shall continue the Pension Plan, meet the minimum funding standards under ERISA and the Internal Revenue Code, pay all PBGC insurance premiums, and administer and operate the Pension Plan in accordance with its terms and ERISA. Nothing in this Plan shall be deemed to discharge, release, or relieve the Debtors, Reorganized Debtors, any member of the Debtors' controlled groups (as defined in 29 U.S.C. Section 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the Pension Plan, and the PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or consummation.

Upon the Effective Date of the Plan, the PBGC shall be deemed to have withdrawn with prejudice any proofs of claim it filed during the Chapter 11 Cases.

                  (b) Upon the occurrence of the Effective Date, the Reorganized Debtors shall continue to pay benefits under the Retiree Medical Programs at the levels and for the duration of the periods that the Reorganizing Debtors are otherwise obligated to provide such benefits, including any obligations under the Golden and Hall Settlement Agreements and Judgments. Nothing in this Plan shall be deemed to discharge, release, or relieve the Debtors or the Reorganized Debtors from any liability with respect to the Retiree Medical Programs and the beneficiaries of the Retiree Medical Programs or their representatives shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or confirmation. Upon the Effective Date of the Plan, the three protective proofs of claim filed by class counsel under the Golden and Hall Settlement Agreements and Judgments (Proofs of Claim Nos. 2719, 2726 and 2987), the two protective proofs of claim filed by the authorized representative of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its Locals (Proofs of Claim Nos. 3524, 3525) and the protective proof of claim filed by PACE International Union (Proof of Claim No. 3071) shall be deemed to be withdrawn with prejudice. Notwithstanding anything to the contrary herein, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, the right to amend or terminate Retiree Medical Programs, where such rights are not specifically prohibited by the Golden and Hall Settlement Agreements and Judgments or collective bargaining agreements with the unions mentioned above.

                  (c) Except as otherwise provided herein with respect to the Motor Wheel SERP, to the extent that any of the Debtors has in place as of the Effective Date employment, severance (change in control), retirement, indemnification and other agreements with their respective active directors, officers and employees who will continue in such capacities after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs and plans (each of which either (i) were approved by the Bankruptcy Court during the Chapter 11 Cases pursuant to, and fully described in, either the Debtors' "first day motion" regarding employee benefit programs or the Debtors' motion to implement the Employee Retention Plan, or (ii) with respect to certain employment agreements, were entered into in the ordinary course of business after the Petition Date) will remain in place after the Effective Date, and Reorganized Debtors will continue to honor such agreements, programs and plans; provided, however, that in the case of indemnification, the extent of the Reorganized Debtors' obligations shall be as specified and limited in Section 11.7 of this Plan. Benefits provided under such agreements or plans may include benefits under qualified and non-qualified retirement plans; health and dental coverage; short and long term disability benefits; death and supplemental accidental death benefits; vacation; leased car; club memberships; financial consulting, tax preparation and estate planning as well as an annual physical examination, each paid or provided commensurate with an employee's position in accordance with the Company's policies then in effect; provided, however, that notwithstanding anything to the contrary contained in this Plan, the Indemnification Rights of any directors, officers and employees shall be as specified and limited in Section 11.7 of this Plan, and any agreement providing for indemnification in excess of such limited rights shall be deemed rejected. Such agreements and plans also may include equity, bonus and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate, including the Short Term Incentive Plan; provided, however, that pursuant to the Long Term Incentive Plan, there shall be reserved for certain members of management and other employees of the Reorganized Debtors a certain number of shares of New Common Stock and other securities all as more fully described in Section 6.9 below. However, as of the Effective Date, the Reorganized Debtors shall have the authority to terminate, amend or enter into employment, retirement, indemnification and other agreements with its respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefit plans and other plans for active employees, subject to the existing contractual rights, if any, of the directors, officers and employees affected thereby.

                  (d) Notwithstanding anything contained herein to the contrary, the terms of the Employee Retention Plan shall not be modified, altered, or amended. Retention Bonuses and Restructuring Performance Bonuses (each as defined in the Employee Retention Plan) shall be paid in the amounts and at such times (or as soon thereafter as reasonably practicable) as contemplated by the Employee Retention Program.

         6.8 CONTINUATION OF WORKERS' COMPENSATION PROGRAMS. Upon occurrence of the Effective Date, the Reorganizing Debtors shall continue the Workers' Compensation Programs in accordance with applicable state laws. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of the Workers' Compensation Programs. The Reorganized Debtors shall be responsible for all valid claims for benefits and liabilities under the Workers' Compensation Programs regardless of when the applicable injuries were incurred. Any and all obligations under the Workers' Compensation Programs, including any assessments with respect to the Michigan Workers' Compensation Programs and retrospectively rated premium rate adjustments from the Ohio Bureau of Workers' Compensation, shall be paid in accordance with the terms and conditions of Workers' Compensation Programs and in accordance with all applicable laws.

         6.9 IMPLEMENTATION OF THE LONG TERM INCENTIVE PROGRAM. The Reorganized Debtors shall implement the Long Term Incentive Plan in order to promote the growth and general prosperity of the Reorganized Debtors by offering incentives to key employees who are primarily responsible for the growth of the Reorganized Debtors, and to attract and retain qualified employees and thereby benefit the shareholders of the Reorganized Debtors based on growth of the Reorganized Debtors. The Long Term Incentive Plan will be administered by the Compensation Committee of New Holdco's Board of Directors. In applying and interpreting the provisions of the Long Term Incentive Plan, the decisions of the Compensation Committee of New Holdco, pursuant to authority to be granted by the Board of Directors of New Holdco, shall be final. The Compensation Committee of New Holdco shall have the right to amend, modify or to rescind the Long Term Incentive Plan in whole or in part at any time subject to any existing contract rights the participants in such plan may hold.

         Exhibit D hereto is a summary of the Long Term Incentive Plan and of components of compensation to be paid to management after the Effective Date to the extent that the terms and provisions differ from such management member's current compensation.

         6.10 TERMINATION OF THE MOTOR WHEEL SERP. As of the Effective Date, the Motor Wheel SERP shall be deemed to be terminated and the Reorganized Debtors' obligations thereunder shall cease. Each participant in the Motor Wheel SERP shall be granted an Allowed General Unsecured Claim against HLI equal to the amount of accrued deferred compensation as is currently reflected on the Debtors' books and records with respect to such participant's Motor Wheel SERP allocation as of the Petition Date.

         6.11 ENFORCEMENT OF SUBORDINATION PROVISIONS/INTERCREDITOR AGREEMENTS. Except with respect to the limited waiver of the subordination provisions of the Indentures necessary to allow the distributions of Series A Warrants and Net Trust Recoveries to be made to the holders of Subordinated Note Claims (in the event that Class 6 votes to accept the Plan), the subordination provisions in the Subordinated Notes Indentures applicable to Subordinated Note Claims shall be enforced and, accordingly, any distributions to which they would otherwise be entitled will be distributed directly to the Prepetition Lenders and the Senior Noteholders until such claims have been satisfied in full including all interest, fees and other charges payable under either the Prepetition Credit Agreement or the Senior Note Indenture with such obligations to be determined as if the Chapter 11 Cases had not been commenced. Additionally, the terms of the Intercreditor Agreement shall be enforced with respect to the various rights and remedies between the Prepetition Lenders and the BMO Synthetic Lessors.

         6.12     ISSUANCE OF NEW SECURITIES.

                  (a) As described in Section 6.5 herein, or before the Distribution Date, New Holdco shall issue the New Common Stock and Warrants for distribution to Claimholders in accordance with the terms of this Plan and New Operating Company shall issue the New Senior Notes, up to $25 million of which may be distributed in accordance with the terms of this Plan to the Prepetition Lenders. The issuance of the New Senior Notes, New Common Stock and Warrants and the distribution thereof to Claimholders shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

                  (b) New Holdco shall use all commercially reasonable efforts to list the New Common Stock on either the New York Stock Exchange or the Nasdaq Stock Market as New Holdco may determine in its discretion reasonably exercised, or, if the New Common Stock is not approved for listing on either exchange, on a national securities exchange or for quotation on a national automated interdealer quotation system as promptly as practicable, but shall have no liability if it is unable to do so. Persons receiving distributions of New Common Stock, by accepting such distributions, shall have agreed to cooperate with New Holdco's reasonable requests to assist New Holdco in its efforts to list the New Common Stock on a securities exchange or quotation system.

                  (c) If the Debtors implement the Additional Equity Modification as described in Section 6.5 herein, New Operating Company shall issue the New Preferred Stock for distribution to holders of Allowed Claims in Classes 2, 5, and 7 such that such holders would own the New Preferred Stock in the same proportion in which they own the own the New Common Stock. If the Debtors determine to implement the Additional Equity Modification, the issuance of the New Preferred Stock and the distribution thereof to Claimholders shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

                  (d) If the Debtors implement the Asset Transfer Modification as described in Section 6.5 herein, Reorganized HLI shall issue the Reorganized HLI Stock for distribution to holders of Allowed Claims in Classes 2, 5 and 7 such that such holders would own all of the Reorganized HLI Stock in the same proportion in which they own the New Common Stock. If the Debtors implement the Asset Transfer Modification, the issuance of the Reorganized HLI Stock and distribution thereof to Claimholders shall be exempt from registration under applicable laws pursuant to section 1145(a) of the Bankruptcy Code.

         6.13 POST-EFFECTIVE DATE FINANCING. The Reorganizing Debtors expect to enter into the New Credit Facility in order to obtain the funds necessary to:
(a) repay the DIP Facility Claims; (b) make other payments required to be made on the Effective Date; and (c) conduct its post- reorganization operations. Documents evidencing the New Credit Facility, or commitment letters with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than the Confirmation Date. Notice of any material modification to the New Credit Facility or the commitment letters with respect thereto after its filing with the Bankruptcy Court shall be provided to the Prepetition Agent, the DIP Agent, and the Creditors' Committee. In the Confirmation Order, the Bankruptcy Court shall approve the New Credit Facility in substantially the form filed with the Bankruptcy Court and authorize the Reorganizing Debtors to execute the same together with such other documents as the New Credit Facility lenders may reasonably require in order to effectuate the treatment afforded to such parties under the New Credit Facility.

         6.14 RESTRUCTURING TRANSACTIONS. On or prior to the Effective Date, the Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions. Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan;
(c) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction. Subject to Section 6.2 herein, the form of each Restructuring Transaction shall be determined by the Boards of Directors of a Reorganizing Debtor party to any Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganizing Debtor shall assume and perform the obligations of each Reorganizing Debtor under this Plan. In the event a Reorganizing Debtor is liquidated, the Reorganizing Debtors (or the Reorganizing Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform such obligations.

         6.15 PRESERVATION OF CAUSES OF ACTION. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained Actions and all Retained Avoidance Claims, but not Trust Claims (which shall be transferred to the HLI Creditor Trust and preserved for its benefit pursuant to the Plan), and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. A nonexclusive list of Retained Actions and Retained Avoidance Claims and an exclusive list of Trust Avoidance Claims are set forth on Exhibit B and Exhibit N, respectively. The Debtors or the Reorganized Debtors, in their sole discretion will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any claim, right of action, suit or proceeding in the Debtors' Schedules or in Exhibit B does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of the Plan.

         6.16 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS. The Chairman of the Board of Directors, the Chief Executive Officer, or any other officer of any of the Reorganizing Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of any of the Reorganizing Debtors shall be authorized to certify or attest to any of the foregoing actions.

                                   ARTICLE VII

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

         7.1 ASSUMED CONTRACTS AND LEASES. Each executory contract and unexpired lease to which the Reorganizing Debtors are a party shall be deemed automatically assumed and Reinstated as of the Effective Date, unless such executory contract or unexpired lease (a) shall have been previously rejected by the Debtors, (b) is the subject of a motion to reject filed, or a notice of rejection served pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, (c) is listed on the schedule of rejected contracts and leases annexed hereto as Exhibit H, or (d) or expired prior to the Effective Date and/or is no longer executory on the Effective Date by its own terms. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

         7.2 REJECTED CONTRACTS AND LEASES. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served pursuant to an order of the Bankruptcy Court, on or before the Confirmation Date, all executory contracts and unexpired leases set forth on Exhibit H shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that neither the inclusion by the Debtors of a contract or lease on Exhibit H nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or any of the Debtors' Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code. The Debtors reserve the right to file a motion on or before the Confirmation Date to reject any executory contract or unexpired lease.

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

         7.3 PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The provisions (if any) of each executory contract and unexpired lease to be assumed and Reinstated under this Plan which are or may be in default shall be satisfied solely by Cure. Within ten (10) days after the Effective Date (the "Cure Claims Notification Date"), the Debtors shall mail a notice of proposed Cure amount to any and all parties subject to executory contracts or unexpired leases assumed by the Debtors. Such notice shall set forth, among other things, the amount the Debtors propose to pay to such parties as Cure pursuant to Bankruptcy Code section 365(b) as reflected in the Debtors' books and records (the "Proposed Cure"). Any Person who disputes the Proposed Cure must file with the Bankruptcy Court an objection (a "Cure Claim Objection") to the Proposed Cure no later than thirty (30) days after the Cure Claims Notification Date (the "Cure Claim Objection Deadline"). Any party failing to submit a Cure Claim Objection by the Cure Claim Objection Deadline shall be forever barred from asserting, collecting, or seeking to collect any amounts in excess of the Proposed Cure against the Debtors or Reorganized Debtors. Any Cure Claim Objection shall be resolved consensually by the parties, by the Bankruptcy Court or at the mutual election of the parties in any non-Bankruptcy forum. Cure Claim Objections shall be set for status at subsequent hearings following the Cure Claims Objection Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed. If the Debtors do not receive a Cure Claim Objection by the Cure Claims Objection Deadline, then the Debtors shall pay the Proposed Cure, if any, within five (5) days of the Cure Claims Objection Deadline. No later than such date, the Debtors also will pay the undisputed portion of Cure to any party who filed a Cure Claims Objection. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365(b) of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall be paid by the Debtors as soon as reasonably practicable after such agreement or Final Order (but in no event any later than twenty (20) days thereafter).

         7.4 REJECTION DAMAGES BAR DATE. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors or the Reorganized Debtors or such entities' properties unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors and the Prepetition Agent within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

         8.1 TIME OF DISTRIBUTIONS. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan shall be made on a Periodic Distribution Date.

         8.2 NO INTEREST ON CLAIMS. Unless otherwise specifically provided for in the Plan, the Confirmation Order, or the DIP Credit Agreement or the DIP Facility Order, Postpetition Interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

         8.3 DISBURSING AGENT. The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an Indenture or other agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the Indenture or other governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions. Notwithstanding the foregoing, the distributions pursuant to Section 4.2 hereof shall be made directly to the Prepetition Agent for immediate transmittal to the Prepetition Lenders without deduction, setoff or recoupment for anything except for reasonable actual out of pocket expenses of the Prepetition Agent incurred and outstanding prior to the Effective Date.

         8.4 SURRENDER OF SECURITIES OR INSTRUMENTS. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing either a Claim, including, without limitation, a Claim on account of the Indenture (as to each, a "Certificate"), shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by the Indenture or other agreement, the respective Servicer, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

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

         8.5 INSTRUCTIONS TO DISBURSING AGENT. Prior to any distribution on account of any Claim pursuant to an Indenture, the Servicer with respect to an Indenture shall (a) inform the Disbursing Agent as to the amount of properly surrendered claim pursuant thereto and (b) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of such Claimholders who have properly surrendered Debentures.

         8.6 SERVICES OF INDENTURE TRUSTEES, AGENTS AND SERVICERS. The services, with respect to consummation of the Plan, of Servicers under the Indentures and other agreements that govern the rights of Claimholders shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer in the ordinary course for reasonable and necessary services performed by it as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

         8.7 RECORD DATE FOR DISTRIBUTIONS TO PREPETITION LENDERS AND HOLDERS OF UNSECURED NOTES. At the close of business on the Record Date, the transfer ledgers of the Prepetition Agent and the Servicers of the Indentures shall be closed, and there shall be no further changes in such record holders. Reorganized HLI, the Prepetition Agent, and the Servicers for such Indentures and the Disbursing Agent shall have no obligation to recognize any transfer of Claims under the Prepetition Credit Facility or Certificates for Unsecured Notes occurring after the Record Date. The Reorganized Debtors, the Prepetition Agent, the Servicers for such Certificates and the Disbursing Agent shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

         8.8 CLAIMS ADMINISTRATION RESPONSIBILITY. The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions to all Claims against the Reorganizing Debtors, including but not limited to Administrative Claims, Priority Tax Claims, Other Priority Claims, Prepetition Credit Facility Secured Claims, Synthetic Lessors Secured Claims, Miscellaneous Secured Claims, Senior Note Claims, Subordinated Note Claims, General Unsecured Claims and Subordinated Securities Claims; provided, however, that the foregoing shall not be deemed to divest the rights, if any, of any party in interest to object to Claims.

         8.9 DELIVERY OF DISTRIBUTIONS. Distributions to Allowed Claimholders shall be made by the Disbursing Agent or the appropriate Servicer, as the case may be (a) at the addresses set forth on the proofs of claim or interest filed by such Claimholders or Servicers (or at the last known addresses of such Claimholders if no proof of claim or interest is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim or interest, (c) at the addresses reflected in the Schedules if no proof of claim or interest has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Claimholder whose Claim is governed by an Indenture or other agreement and is administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder's

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

distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder's then current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder, or their successors, with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

         8.10 PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND CONTINGENT CLAIMS.

                  (a) No Distributions Pending Allowance. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

                  (b) Distribution Reserve. The Disbursing Agent shall withhold a separate Distribution Reserve from the property to be distributed to holders of Class 7 General Unsecured Claims. The amount of New Common Stock, Series B Warrants and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the New Preferred Stock or Reorganized HLI Stock, respectively, withheld as a part of the Distribution Reserve shall be equal to the amount the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made, respectively, to the Claimholders in such Classes when the allowance or disallowance of each Claim is ultimately determined. The Disbursing Agent may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). The Disbursing Agent will also place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. If practicable, the Disbursing Agent will invest any Cash that is withheld as the Distribution Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment. Nothing in the Plan or the Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to Postpetition Interest on such Claim.

                  (c) Distributions After Allowance. Payments and distributions from the Distribution Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Claimholders. On the first Periodic Distribution Date following the date when a Disputed Claim becomes an Allowed Claim, the Disbursing Agent will distribute to the Claimholder any Cash, New Common Stock, Series B Warrants and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the New Preferred Stock or Reorganized HLI Stock, respectively, New Preferred Stock from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining Cash, New Common Stock, Series B Warrants and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, New Preferred Stock or Reorganized HLI Stock, respectively, held in the Distribution Reserve will be distributed Pro Rata to Allowed Claimholders in accordance with the other provisions of this Plan. Subject to Section 8.2 hereof, all distributions made under subsection 8.10(c) hereof on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class.

         The Disbursing Agent and the Servicers shall be required to vote any shares of the New Common Stock, Series B Warrants and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the shares of New Preferred Stock or Reorganized HLI Stock, respectively, held in the Distribution Reserve or by such Servicer pursuant to the provisions of a voting trust agreement that shall require that shares of New Common Stock, Series B Warrants and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the New Preferred Stock or Reorganized HLI Stock, respectively, in the Distribution Reserve or held by a Servicer be voted in the same proportion as shares not held in the Distribution Reserve or by such Servicer.

                  (d) De Minimis Distributions. Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (a) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (b) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.

         8.11 FRACTIONAL SECURITIES; FRACTIONAL DOLLARS. No fractional shares or amounts of New Securities will be issued or distributed under the Plan. Each Person entitled to receive New Securities will receive the total whole number of New Securities to which such Person is entitled. Whenever any distributions to a Person would otherwise call for distribution of a fraction of a New Security, the actual distribution of such New Security will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional New Securities that are rounded down. The total number of New Securities to be distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, the Disbursing Agent nor the Servicer will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

                                   ARTICLE IX

                            ALLOWANCE AND PAYMENT OF
                          CERTAIN ADMINISTRATIVE CLAIMS

         9.1 DIP FACILITY CLAIM. On the Effective Date, all obligations of the Debtors under the DIP Facility shall be paid in full in Cash or otherwise satisfied in a manner acceptable to such Claimholders in accordance with the terms of the DIP Facility and the DIP Credit Agreement including, without limitation, replacement of letters of credit issued under the DIP Facility with substitute letters of credit, Cash collateralization of such letters of credit or provision of back to back letters of credit. Upon compliance with the preceding sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect.

         9.2      PROFESSIONAL CLAIMS.

                  (a) Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

                  (b) Payment of Interim Amounts. Subject to the Holdback Amount, as soon as practicable after the Effective Date, the Debtors or the Reorganized Debtors shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to counsel for the Debtors, the Prepetition Agent, Apollo and the Creditors' Committee. Within fifteen (15) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order.

                  (c) Holdback Escrow Account. On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Reorganized Debtors. Holdback Amounts owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors. The remaining amount of Professional Claims owing to the Professionals as of the Effective Date other than the Holdback Amount shall be paid to such Professionals by the Reorganized Debtors.

                  (d) Post-Effective Date Compensation. Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

         9.3 SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before a date which is thirty (30) days after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors and the Prepetition Agent and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

         9.4 OTHER ADMINISTRATIVE CLAIMS. All other requests for payment of an Administrative Claim (other than as set forth in Sections 9.2 and 9.3 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors and the Prepetition Agent no later than thirty (30) days after the Effective Date. Unless the Debtors, the Reorganized Debtors or another party-in-interest objects to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by either Debtor in the ordinary course of business.

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

                                    ARTICLE X

                               HLI CREDITOR TRUST

         10.1     APPOINTMENT OF TRUSTEE.

                  (a) The Trustee for the HLI Creditor Trust shall be designated by the Creditors' Committee. The Trustee shall be independent of the Debtors and Reorganized Debtors. At least ten (10) days prior to the Voting Deadline, the Creditors' Committee shall file with the Bankruptcy Court a notice designating the Person who it has selected as Trustee; provided, however, that if and to the extent the Creditors' Committee fails to file such notice or otherwise give notice of its designation of the Person it has selected as Trustee prior to or at the Confirmation Hearing, the Debtors shall designate the Trustee by announcing the identity of such Person at the Confirmation Hearing. The Person designated as Trustee shall file with the Bankruptcy Court prior to the Confirmation Hearing an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code. The Person so designated by the Creditors' Committee shall become the Trustee upon the Bankruptcy Court entering an order approving the Trustee designated by the Creditors' Committee after consideration of the same and any objections thereto at the Confirmation Hearing.

                  (b) The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement and shall be entitled to reasonable compensation as set forth therein without further application to or order of the Bankruptcy Court.

         10.2 ASSIGNMENT OF TRUST ASSETS TO THE HLI CREDITOR TRUST. On the Effective Date, the Debtors shall transfer and shall be deemed to have transferred to the HLI Creditor Trust, for and on behalf of the beneficiaries of the Trust, the Trust Assets including the Trust Claims (subject to the obligation to repay the Expense Advance).

         10.3     THE HLI CREDITOR TRUST.

                  (a) Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Trust Agreement, substantially in the form of Exhibit C to this Plan, shall become effective. The Trustee shall accept the HLI Creditor Trust and sign the Trust Agreement on that date and the HLI Creditor Trust will then be deemed created and effective.

                  (b) Interests in the HLI Creditor Trust shall be uncertificated and shall be non- transferable except upon death of the interest holder or by operation of law. Holders of interests in the HLI Creditor Trust shall have no voting rights with respect to such interests. The HLI Creditor Trust shall have a term of three (3) years from the Effective Date, without prejudice to the rights of the Trust Advisory Board to extend such term conditioned upon the HLI Creditor Trust's not then becoming subject to the Exchange Act. Subject to the consent of the Trust Advisory Board, which consent shall not be unreasonably withheld, the terms of the Trust may be amended by the Debtors prior to the Effective Date or the Trustee after the Effective Date to the extent necessary to ensure that the Trust will not become subject to the Exchange Act.

                  (c) The Trustee shall have full authority to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate Trust Assets, to make distributions to the holders of Claims entitled to distributions from the Trust and, if authorized by majority vote of those members of the Trust Advisory Board authorized to vote, to pursue and settle Trust Claims. Upon such assignments (which, as stated above, shall be transferred on the Effective Date), the Trustee, on behalf of the HLI Creditor Trust, shall assume and be responsible for all of the Debtors' responsibilities, duties and obligations with respect to the subject matter of such assignments, and the Debtors, the Disbursing Agent and the Reorganized Debtors shall have no other further rights or obligations with respect thereto.

                  (d) The Trustee shall take such steps as it deems necessary (having first obtained such approvals from the Trust Advisory Board as may be necessary, if any) to reduce the Trust Assets to Cash to make distributions required hereunder, provided that the Trustee's actions with respect to disposition of the Trust Assets should be taken in such a manner so as reasonably to maximize the value of the Trust Assets.

                  (e) All costs and expenses associated with the administration of the HLI Creditor Trust, including those rights, obligations and duties described in Section 10.3(c) of this Plan, shall be the responsibility of and paid by the HLI Creditor Trust. Notwithstanding the foregoing, the Reorganized Debtors shall cooperate with the Trustee in pursuing such Trust Recoveries and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the HLI Creditor Trust to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and this Plan; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. Other than distributions set forth in Section 10.6, the Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this subsection 10.3(e). The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' business operations.

                  (f) The Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets. The Trustee Professionals shall continue to prepare monthly statements in the same manner and in the same detail as required pursuant to the Professional Fee Order, and the Trustee Professionals shall serve such statements on each member of the Trust Advisory Board.

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

In the event two or more members of the Trust Advisory Board object to the reasonableness of such fees and expenses, the matter shall be submitted to the Bankruptcy Court for approval of the reasonableness of such fees and expenses.

                  (g) For federal income tax purposes, it is intended that the HLI Creditor Trust be classified as a liquidating trust under section 301.7701-4 of the Treasury regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in each of the Trust Assets and then contributed such interests to the HLI Creditor Trust.

                  (h) The Trustee shall be responsible for filing all federal, state and local tax returns for the HLI Creditor Trust. The Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions made by the Trustee shall be subject to any such withholding and reporting requirements. The Trustee shall provide to holders of interests in the HLI Creditor Trust copies of annual, audited financial statements, with such copies to be made available on an Internet website to be maintained by the Trustee and notice of which shall be given by the Trustee to such interest holders.

         10.4     THE TRUST ADVISORY BOARD.

                  (a)      The Trust Advisory Board shall be composed of three
(3) members which shall be designated by the Creditors' Committee. On or before the date that is ten (10) days prior to the Voting Deadline, such parties shall file with the Bankruptcy Court a notice of the identities of such members and serve such notice on each other; provided, however, that if and to the Creditors' Committee fail to file such notice or otherwise give notice of the identities of such members prior to or at the Confirmation Hearing, the Debtors shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing. After the notices of the identities of the Trust Advisory Board members are filed with the Bankruptcy Court, the Claims Agent shall post such notices on its Internet website at www.bsillc.com. The Trust Advisory Board shall adopt such bylaws as it may deem appropriate. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the HLI Creditor Trust. Members of the Trust Advisory Board shall be entitled to compensation in accordance with the Trust Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board, without further application to or order of the Bankruptcy Court. Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board and their compensation to the extent provided for in the Trust Agreement shall be payable by the HLI Creditor Trust.

                  (b) In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the

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designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

                  (c) Upon the certification by the Trustee that all assets transferred into Trust have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

                  (d) The Trust Advisory Board may, by majority vote, approve all settlements of Trust Claims which the Trustee may propose, subject to Bankruptcy Court approval of such settlements after notice and a hearing, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Trust Claim if the Trust Advisory Board fails to act on a proposed settlement of such Trust Claim within thirty (30) days of receiving notice of such proposed settlement by the Trustee.

                  (e) The Trust Advisory Board may, by majority vote, authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

                  (f) The Trust Advisory Board may remove the Trustee in the event of gross negligence or willful misconduct. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee.

                  (g) The Trust Advisory Board may require a fidelity bond from the Trustee in such reasonable amount as may be agreed to by majority vote of the Trust Advisory Board.

                  (h) The Trust Advisory Board shall govern its proceedings through the adoption of bylaws, which the Trust Advisory Board may adopt by majority vote. No provision of such bylaws shall supersede any express provision of the Plan.

         10.5 FUNDING OF EXPENSE ADVANCE. The Reorganized Debtors shall fund the Expense Advance in the amounts and on the dates described in Section 1.104 herein and deliver such funds to the Trustee to be used by the Trustee consistent with the purpose of the HLI Creditor Trust and subject to the terms and conditions of this Plan and the Trust Agreement.

         10.6 REPAYMENT OF EXPENSE ADVANCE. Immediately upon receipt, all Trust Recoveries shall be paid to the Reorganized Debtors first to repay the Expense Advance (without interest). After repayment of the Expense Advance, (a) all Net Trust Recoveries to which the holders of Senior Notes are otherwise entitled will first be used to repay (without interest) the Reorganized Debtors for the amounts that they expended pursuant to Section 4.7(d) herein; and (b) all Net Trust

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Recoveries to which the holders of Subordinated Notes are otherwise entitled will first be used to repay (without interest) the Reorganized Debtors for the amounts that they expended pursuant to Sections 4.8(b)(i), 4.8(b)(ii) and 4.8(b)(iii) herein. Notwithstanding anything herein to the contrary, if any portion of the Expense Advance is retained by the HLI Creditor Trust after it winds up its affairs pursuant to the Trust Agreement, such amount shall be returned to the Reorganized Debtors.

         10.7 DISTRIBUTIONS OF TRUST RECOVERIES. Except as otherwise provided in Section 10.6, the Trustee shall make distributions of Trust Recoveries as follows: first, up to $500,000 in Trust Recoveries shall be placed into a reserve account, which amount may be used only to pay Trust Expenses or to make repayments on the Expense Advance, as determined by the Trustee, and may not be used for any other purpose until such time as the Expense Advance has been fully repaid and the Reorganized Debtors have no further obligation to make any portion of the Expense Advance; second to repay the Expense Advance; third, to pay the Trust Expenses; fourth, to repay amounts, if any, borrowed by the Trustee in accordance with the Trust Agreement; and fifth, subject to the repayment pursuant to Section 10.6 herein of the amounts expended under Sections 4.7(d) and 4.8(b)(i) though (b)(iii), to pay the distributions to Claimholders entitled to receive distributions from the HLI Creditor Trust as required by this Plan. The Trustee shall make distributions of Net Trust Recoveries to Claimholders entitled to receive distributions from the HLI Creditor Trust at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that the Trustee shall not be required to make any such semi-annual distribution in the event that the aggregate amount of Net Trust Recoveries available for distribution to such Claimholders is not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to distribute monies to such Claimholders. From time to time, but no less frequently than quarterly, the Trustee, in consultation with the Trust Advisory Board, shall estimate the amount of Net Trust Recoveries required to pay then outstanding and reasonably anticipated Trust Expenses. The Cash portion of Net Trust Recoveries in excess of such actual and estimated Trust Expenses shall be made available for distribution to Claimholders in the amounts, on the dates and subject to the other terms and conditions provided in this Plan. The Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the HLI Creditor Trust.

                                   ARTICLE XI

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

         11.1 REVESTING OF ASSETS. Except as otherwise explicitly provided in this Plan, including but not limited to the New Holding Company Formation, as may be modified by the Additional Equity Modification or the Asset Transfer Modification, on the Effective Date all property comprising the Estates (including Retained Actions and Retained Avoidance Claims) shall revest in each of the Debtors and, ultimately, in the Reorganized Debtors, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as

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expressly provided herein). As of the Effective Date, each of the Reorganized
Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

         11.2 DISCHARGE OF REORGANIZING DEBTORS. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Reorganizing Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Reorganizing Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Reorganizing Debtors, subject to the Effective Date occurring. Notwithstanding anything to the contrary herein, the Plan shall not discharge any claims that may be held by the SEC against any non-Debtor parties or enjoin or restrain the SEC from instituting or enforcing any such claims against any non-Debtor parties.

         11.3 COMPROMISES AND SETTLEMENTS. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons, other than Trust Claims, up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 11.1 of this Plan.

         11.4 RELEASE OF CERTAIN PARTIES. As of the Confirmation Date, but subject to the Effective Date, and except as otherwise expressly provided in the Plan, the Reorganizing Debtors and the Reorganized Debtors will be deemed to have released the Released Parties, from any and all claims (as such term is defined in section 101(5) of the Bankruptcy Code), obligations, rights, Causes of Action, and liabilities which the Debtors or the Estates are entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence in any way relating to the Debtors, these Chapter 11 Cases, or the Plan. Notwithstanding anything to the contrary herein, the Plan shall not release any claims that may be held by the SEC against any non-Debtor parties or enjoin or restrain the SEC from instituting or enforcing any such claims against any non-Debtor parties.

         11.5 SETOFFS. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

         11.6 EXCULPATION AND LIMITATION OF LIABILITY. Except as otherwise specifically provided in this Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the members of the Creditors' Committee in their capacities as such, the Prepetition Lenders, the Prepetition Agent, the DIP Lenders, the DIP Agent, any of such parties' respective present officers, directors (but with respect to such parties related to the Debtors, only the Released Parties shall be covered hereby), employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the filing the Chapter 11 Cases, negotiation and filing of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         11.7     INDEMNIFICATION OBLIGATIONS.

                  (a) Except as specifically provided in Section 6.7 of the Plan, in satisfaction and compromise of the Indemnitee's Indemnification Rights, all Indemnification Rights except those held by (i) Persons included in either the definition of "Directors and Officers" or the "Insureds" in either of the policies providing the Debtors' D&O Insurance as of December 15, 2002, and (ii) Professionals, but only to the extent that they have expressly been granted Indemnification Rights in the retention agreements filed with the Bankruptcy Court and only to the extent that such Indemnification Rights have previously been approved by order of the Bankruptcy Court and are determined to be valid and enforceable, shall be released and discharged on and as of the Effective Date.

                  (b) On and after the Effective Date, the Indemnification Rights excepted from the release and discharge (i) shall remain in full force and effect and shall not be modified, reduced,

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

discharged, or otherwise affected in any way by the Chapter 11 Cases with respect to the Continuing Indemnitees and Professionals as provided in subsection (a)(ii) of this Section 11.7, (ii) shall be limited to the coverage provided in the Debtors' D&O Insurance as of December 15, 2002 and any additional Insurance Coverage purchased pursuant to this Section 11.7 plus an additional $10 million in the aggregate with respect to the directors of HLI who serve on the executive committee of HLI's board of directors serving in such capacity after June 6, 2002 (other than Curtis J. Clawson, who is a Continuing Indemnitee) and former independent directors Anthony Grillo and Ray H. Witt, and the Reorganized Debtors shall not be liable to make any payments beyond the additional $10 million in excess of any such coverage actually paid by the D&O Insurance or the Insurance Coverage to or for the benefit of any such Indemnitee, and (iii) shall be limited to the coverage provided in the Debtors' D&O Insurance as of December 15, 2002 and any additional Insurance Coverage purchased pursuant to this Section 11.7 with respect to all other Persons included in subsection (a)(i) of this Section 11.7, and the Reorganized Debtors shall not be liable to make any payments in excess of any such coverage actually paid by the D&O Insurance or the Insurance Coverage to or for the benefit of any such Indemnitee.

                  (c) The Debtors or Reorganized Debtors, as the case may be, covenant to use commercially reasonable efforts to purchase and maintain D&O Insurance at an aggregate cost not to exceed $500,000, providing coverage for those Persons described in subsection (a)(i) of this Section 11.7 for a period of two (2) years after the Effective Date insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person's service with, for, or on behalf of the Debtors or the Reorganized Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage").

                  (d) Subject to the limitations in subsection (c) above, the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify such Persons referred to in subsection (c) above to the extent of, and agree to pay for, any deductible or retention amount that may be payable in connection with any claim covered under the foregoing Insurance Coverage or any prior similar policy.

         11.8 INJUNCTION. The Confirmation Order shall provide that satisfaction, release, and discharge pursuant to Article XI of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent permissible under applicable law, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 of the Bankruptcy Code.

         11.9 RELEASE BY HOLDERS OF CLAIMS OR INTERESTS. As of the Effective Date, in consideration for the obligations of the Debtors, the Reorganized Debtors and their Estates under the Plan and other contracts, instruments, releases, agreements or documents to be entered into, or delivered in connection with, the Plan, each Claimholder in a Class that receives distributions under

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

the Plan, the Creditors' Committee and the HLI Creditor Trust, and their respective agents, employees, representatives, financial advisors, attorneys and Affiliates, and their successors and assigns, to the fullest extent permissible under applicable law, will be deemed to forever release, waive and discharge any and all claims (as such term in defined in section 101(5) of the Bankruptcy
Code), obligations, rights, Causes of Action, Retained Actions, Avoidance Claims, Retained Avoidance Claims, Trust Avoidance Claims and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors, these Chapter 11 Cases, or the Plan that such entity has, had or may have against the Prepetition Agent, the Prepetition Lenders, the DIP Agent and the DIP Lenders (and any of their respective officers, directors, employees, agents, affiliates and other representatives).

         11.10 RELEASE BY DEBTORS. As of the Effective Date, in consideration for the obligations of the Prepetition Agent, the Prepetition Lenders, the DIP Agent and the DIP Lenders, the Debtors, their Estates and the Reorganized Debtors, to the fullest extent permissible under applicable law, will be deemed to forever release, waive and discharge any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, Causes of Action, Retained Actions, Avoidance Claims, Retained Avoidance Claims, Trust Avoidance Claims and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors, these Chapter 11 Cases, the Plan, the Prepetition Credit Agreement, the Prepetition Credit Facility, the DIP Credit Agreement or the DIP Facility that the Debtors have, had or may have against the Prepetition Agent, the Prepetition Lenders, the DIP Agent and the DIP Lenders (and any of their respective officers, directors, employees, agents, affiliates and other representatives).

                                   ARTICLE XII

                              CONDITIONS PRECEDENT

         12.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 12.3 of the Plan:

                  (a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance reasonably acceptable to the Debtors.

                  (b) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee, Apollo and the Prepetition Agent.

                  (c) The Debtors shall have received a binding, unconditional (except for a normal "market-out," "material adverse change" or other similar conditions, conditions relating to the

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

issuance of and/or subscriptions to any high yield securities that are to be issued as a part of the New Credit Facility and for conditions relating to the occurrence of the Effective Date) commitment for the New Credit Facility on terms and conditions reasonably satisfactory to the Debtors, subject to the consent of the Prepetition Agent, the Creditors' Committee and Apollo, which consent shall not be unreasonably withheld.

         12.2 CONDITIONS TO CONSUMMATION. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.3 of the Plan:

                  (a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the rejection of unexpired leases and executory contracts by the Debtors as contemplated by
Section 7.2 hereof.

                  (b) The Debtors shall have entered into the New Credit Facility (which shall be in a form and substance reasonably acceptable to the Debtors, subject to the consent of the Prepetition Agent, the Creditors' Committee and Apollo, which consent shall not be unreasonably withheld) and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof and the lenders under the New Credit Facility shall be ready to fund the amounts required by the Debtors upon the Effective Date including, without limitation, the Prepetition Lenders' Payment Amount.

                  (c) The Confirmation Order in form and substance reasonably acceptable to the Debtors, the Prepetition Agent, the Creditors' Committee and Apollo shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

                  (d) The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:

                           (i) the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

                           (ii) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtors, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

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

                           (iii) the transfers of property by the Debtors (A) to the Reorganized Debtors (1) are or shall be legal, valid, and effective transfers of property, (2) vest or shall vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (4) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to Claimholders under the Plan are for good consideration and value and are in the ordinary course of the Debtors' businesses;

                           (iv) except as expressly provided in the Plan or the Confirmation Order, the Reorganized Debtors are discharged effective upon the Effective Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Reorganizing Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Reorganizing Debtors entered into or obligation of the Reorganizing Debtors incurred before the Effective Date, or from any conduct of the Reorganizing Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                           (v)      the Plan does not provide for the
         liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

                           (vi)     all Interests in HLI are terminated
         effective upon the Effective Date; and

                           (vii) the New Common Stock and Warrants (including the offer of New Common Stock through any warrant, option, right to subscribe, or conversion privilege or the sale of the New Common Stock upon exercise of such warrant, option, right to subscribe, or conversion privilege) to be issued under the Plan, the New Senior Notes, if issued, and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the New Preferred Stock or Reorganized HLI Stock, respectively, to be issued under the Plan, in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to, and to the extent provided by, section 1145 of the Bankruptcy Code.

                  (e) The Debtors shall have sufficient Cash to make distributions required under the Plan including, but not limited to, the Prepetition Lenders' Payment Amount and the DIP Facility Claim.

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

In the event that the foregoing conditions are not satisfied or waived by July 1, 2003 (or such later date as may be agreed upon by the Debtors, the Prepetition Agent, the Creditors' Committee and Apollo), then the Confirmation Order shall be vacated and this Plan shall be of no further force or effect.

         12.3 WAIVER OF CONDITIONS TO CONFIRMATION OR CONSUMMATION. The conditions set forth in Sections 12.1 and 12.2 of the Plan may be waived by the Debtors in their discretion without any notice to parties in interest or the Bankruptcy Court and without a hearing; provided that any such waiver shall require the prior written consent of the Prepetition Agent, the Creditors' Committee and Apollo. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights (and the consent or failure to consent of the Prepetition Agent, the Creditors' Committee or Apollo to the same) shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

                  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other, the following matters:

                  (a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

                  (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

                  (c) to adjudicate any and all disputes arising from the distribution of Cash and New Securities by the Disbursing Agent;

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

                  (d) to adjudicate any and all disputes arising from the distribution of Trust Assets and/or Trust Recoveries by the HLI Creditor Trust and any issues related to the Expense Advance and/or repayment of advances for either the Senior Notes Indenture Trustee or the Subordinated Notes Indenture Trustees as contemplated in Section 10.6 herein;

                  (e) to ensure that distributions to Allowed Claimholders are accomplished as provided herein;

                  (f) to hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

                  (g) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (h) to issue orders in aid of execution, implementation, or consummation of the Plan;

                  (i) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (j) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

                  (k) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

                  (l) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

                  (m) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of its Estates, wherever located;

                  (n) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (o) to hear any other matter not inconsistent with the Bankruptcy Code;

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

                  (p) to hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                  (q)      to enter a final decree closing the Chapter 11 Cases;
and

                  (r) to enforce all orders previously entered by the Bankruptcy Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, Retained Actions, Retained Avoidance Claims, and any motions to compromise or settle such disputes. The Bankruptcy Court shall not have exclusive jurisdiction with respect to Trust Claims held by the HLI Creditor Trust.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties in interest and their respective heirs, successors, and assigns.

         14.2 MODIFICATION AND AMENDMENTS. The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing subject to the prior consent of the Prepetition Agent, Apollo and the Creditors' Committee to the extent that any such alteration or modification alters the treatment afforded either the Prepetition Lenders, the Senior Noteholders, the Subordinated Noteholders or the General Unsecured Claimholders, respectively. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

         14.3 AUTHORIZATION/CONSENT OF CREDITOR CONSTITUENCIES. Notwithstanding anything in this Plan to the contrary, the consent or approval of Apollo or the Creditors' Committee shall not be required (unless otherwise provided in the Bankruptcy Code) until such party has announced its irrevocable support for the Plan either by voting to accept the Plan in the case of Apollo or, in the case of the Creditors' Committee, through a written communication to each of the creditors in Class 5, Class 6 and Class 7 stating the Creditors' Committee supports the Plan and is recommending such

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

creditors vote in favor of the Plan. In the event Class 2 votes to reject the Plan, the Prepetition Agent shall retain those rights to consent to and/or approve of various provisions of the Plan provided that the Prepetition Agent has publicly supported confirmation of the Plan.

         14.4 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors, the Disbursing Agent and the Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions contemplated hereunder shall be subject to any such withholding and reporting requirements.

         14.5 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST. To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest. $750,573,062.51 of the value to be distributed to the Prepetition Lenders pursuant to Section 4.2(a) herein shall be deemed to be allocated entirely to principal and the Debtors shall not withhold any state or federal tax from such distributions. The remaining value to be distributed to the Prepetition Lenders pursuant to Section 4.2(a) herein shall be deemed to be allocated entirely to interest.

         14.6 COMMITTEES. Effective on the Effective Date, the Creditors' Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims.

         14.7     REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION.

                  (a) Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

                  (b) Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement, or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

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

         14.8 SEVERABILITY OF PLAN PROVISIONS. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Debtors, the Prepetition Agent, the Creditors' Committee and Apollo have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

         14.9 NOTICES. Any notice required or permitted to be provided to the Debtors, the Creditors' Committee, the DIP Agent, the Bank Agent, or the Prepetition Agent under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

         If to the Debtors:

                  Hayes Lemmerz International, Inc.
                  15300 Centennial Drive
                  Northville, Michigan 48167
                  Attn: General Counsel

                  with copies to:

                  Skadden, Arps, Slate,
                   Meagher & Flom (Illinois)
                  333 West Wacker Drive
                  Chicago, Illinois 60606-1285
                  Attn: J. Eric Ivester, Esq.
                        Stephen D. Williamson, Esq.

                        - and -

                  Skadden, Arps, Slate,
                   Meagher & Flom LLP
                  One Rodney Square
                  P.O. Box 636
                  Wilmington, Delaware 19899-0636
                  Attn: Anthony W. Clark, Esq.
                        Grenville R. Day, Esq.
                        Michael W. Yurkewicz, Esq.

         If to the Creditors' Committee:

                  Akin Gump Strauss Hauer & Feld LLP
                  590 Madison Avenue
                  New York, New York 10022
                  Attn: Daniel H. Golden, Esq.
                        David H. Botter, Esq.
                        Robert J. Stark, Esq.

                        - and -

                  Klett Rooney Lieber & Schorling
                  The Brandywine Building
                  1000 West Street, Suite 1410
                  Wilmington, Delaware 19801
                  Attn: Teresa K.D. Currier

         If to the DIP Agent and/or to the Prepetition Agent:

                  Canadian Imperial Bank of Commerce
                  425 Lexington Avenue
                  New York, New York 10017
                  Attn: Mr. Robert N. Greer
                        Mr. Harold Birk
                  with copies to:

                  Clifford Chance US LLP
                  200 Park Avenue
                  New York, New York 10166-0153
                  Attn: Margot B. Schonholtz, Esq.
                        John S. Mairo, Esq.

                        - and -

                  Potter Anderson & Corroon LLP
                  Hercules Plaza
                  1313 N. Market Street
                  P.O. Box 951
                  Wilmington, Delaware 19899-0951
                  Attn: Laurie Selber Silverstein, Esq.

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

         If to Apollo:

                  Apollo Management V, L.P.
                   c/o Stutman, Treister & Glatt
                  3699 Wilshire Boulevard, Suite 900
                  Los Angeles, California 90010-2739
                  Attn: Isaac M. Pachulski, Esq.

         14.10 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         14.11 GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware shall govern the construction and implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan, and corporate governance matters.

         14.12 NO WAIVER OR ESTOPPEL. Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors' Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

Dated: Northville, Michigan
       April 9, 2003

                                   HAYES LEMMERZ INTERNATIONAL, INC. AND
                                   ITS SUBSIDIARIES THAT ARE ALSO DEBTORS AND
                                   DEBTORS IN POSSESSION IN THE CHAPTER 11 CASES

                                   By: /s/ Curtis J. Clawson
                                       -----------------------------------------
                                         Curtis J. Clawson
                                         President, Chief Executive Officer and
                                         Chairman of the Board of Hayes Lemmerz
                                         International, Inc.

SKADDEN, ARPS, SLATE,
 MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285
Attn: J. Eric Ivester
      Stephen D. Williamson

      - and -

SKADDEN, ARPS, SLATE,
 MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Attn: Anthony W. Clark (No. 2051)
      Grenville R. Day (No. 3721)
      Michael W. Yurkewicz (No. 4165)

By: /s/ Anthony W. Clark
    ----------------------------------

ATTORNEYS FOR HAYES LEMMERZ
INTERNATIONAL, INC. AND ITS SUBSIDIARIES
THAT ARE ALSO DEBTORS AND DEBTORS
IN POSSESSION IN THE CHAPTER 11 CASES

                                      A-79